UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

Buffalo Wild Wings, Inc.

(Name of Registrant as Specified in Its Charter)

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO CAPITAL MANAGEMENT LP

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MARCH 23, 2017

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO CAPITAL MANAGEMENT LP

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

OF

BUFFALO WILD WINGS, INC.

To Our Fellow Buffalo Wild Wings Shareholders:

This proxy statement and accompanying WHITE proxy card are being furnished to shareholders of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW” or the “Company”), by Marcato International Master Fund Ltd. (“Marcato International”), Marcato Capital Management LP (“Marcato Capital”), Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”) and Richard T. McGuire III (collectively, “Marcato,” “we,” “our” or “us”) and their nominees listed below in connection with the solicitation of proxies from the holders (the “Shareholders”) of common stock, no par value, of the Company (the “Common Stock”), in connection with the 2017 Annual Meeting of Shareholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of Shareholders held in lieu thereof, the “2017 Annual Meeting”). The Company has not yet announced the date of the 2017 Annual Meeting, although the Company’s annual meeting of Shareholders has previously been held in May. Marcato is soliciting proxies for use at the 2017 Annual Meeting whenever it may be held. Similarly, the Company has not yet announced the time and location for the 2017 Annual Meeting or set the record date for determining Shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).

THIS SOLICITATION IS BEING MADE BY MARCATO AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”).

This proxy statement and the accompanying WHITE proxy card are first being sent or given on or about [●], 2017 to all holders of shares of Common Stock as of the Record Date.

We are soliciting your vote because we believe that the election of Scott O. Bergren. Richard T. McGuire III, Sam Rovit and Emil Lee Sanders (collectively, our “Nominees”) would contribute significantly to the Board and BWW’s value creation for the Company’s owners.

The participants in this proxy solicitation (the “Participants”) are Marcato International, Marcato Capital, Marcato Special Opportunities Fund, and Richard T. McGuire III (collectively, the “Marcato Parties”), Scott O. Bergren, Sam Rovit and Emil Lee Sanders.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL SHAREHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF BWW CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, THE PARTICIPANTS URGE YOU TO VOTE YOUR WHITE PROXY CARD “FOR” SCOTT O. BERGREN, RICHARD T. MCGUIRE III, SAM ROVIT AND EMIL LEE SANDERS AS DIRECTORS.

Except as set forth in this proxy statement, including the possible ratification of the appointment of the Company’s independent registered public accounting firm, the possible proposal to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation and the possible proposal to approve, on an advisory basis, the Company’s executive compensation, we do not know of any other matters to be presented for approval by the Shareholders at the 2017 Annual Meeting. If, however, Marcato learns of any other proposals made at a reasonable time before the 2017 Annual Meeting, Marcato will either supplement this proxy statement and provide Shareholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed WHITE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

We believe significant changes are necessary for the Company to achieve its full potential and that these changes must begin at the Board level. The Board appears to display an alarming lack of relevant experience in the areas of restaurant operations, foodservice and supply chain innovation, franchise system management, corporate finance and capital markets. Additionally, Marcato believes that the Board has failed in its responsibility to provide oversight and accountability on behalf of Shareholders for management’s inability to meet its stated financial and operational objectives and mishandling of critical business-driving initiatives. To that end, Marcato has nominated four highly qualified nominees with relevant financial and restaurant industry experience who we believe would bring critical skills to the Board’s decision-making process. They are committed to helping identify opportunities to deliver enhanced value. We would expect these opportunities to include, but not be limited to, increasing restaurant-level operating margins, transitioning to a more highly-franchised restaurant system, accelerating international growth, an examination of capital budgeting to ensure investments are achieving attractive return thresholds, and revising management compensation plans to be more closely tied to return on invested capital (“ROIC”), earnings per share (“EPS”) growth and total shareholder return (“TSR”). While no assurances can be given that the election of our Nominees to the Board will enhance value, particularly in light of their minority representation on the Board, we urge the Shareholders to support us in this effort by voting “FOR” our Nominees.

We intend to vote all solicited proxies at the 2017 Annual Meeting in order to take the following actions:

1.	vote “FOR” the election of Scott O. Bergren, Richard T. McGuire III, Sam Rovit and Emil Lee Sanders to serve as directors on the Board until the 2018 annual meeting of Shareholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of Shareholders held in lieu thereof, the “2018 Annual Meeting”) or until their respective successors are duly elected and qualified (the “Nomination Proposal”) and grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●].

2.	vote “FOR” the repealing of any provision of or amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) adopted by the Board subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the 2017 Annual Meeting, without the approval of the Shareholders (the “Shareholder Proposal”); and

The accompanying WHITE proxy card provisionally includes proposals (i) ratifying the appointment of KPMG (or such other independent registered public accounting firm as may be appointed by the Company’s audit committee and set forth in the Company’s proxy statement for the 2017 Annual Meeting) as the Company’s independent registered public accounting firm for 2017, (ii) to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation and (iii) to approve, on an advisory basis, the Company’s executive compensation, as may be described further in the Company’s proxy statement for the 2017 Annual Meeting; however, the proxy card can only be voted on the proposals if any such proposal is actually presented at the 2017 Annual Meeting. We recommend a vote for annual “say on pay” votes and intend to vote our shares of Common Stock for “ONE YEAR” on this proposal. [We recommend a vote [“FOR”/“AGAINST”] the other matters and intend to vote our shares of Common Stock [“FOR”/“AGAINST”] the related proposals.]

Under the proxy rules, we may solicit proxies in support of our Nominees and also seek authority to vote for all of the Company’s nominees other than those Company nominees we specify. This allows a Shareholder of the Company who desires to vote for up to a full complement of nine director nominees to use the WHITE proxy card to vote for our Nominees as well as the Company’s nominees for whom we are seeking authority to vote other than those nominees as to which the Shareholder does not seek authority to vote and will not exercise authority to vote. We have determined to nominate a slate of four Nominees, Messrs. Bergren, McGuire, Rovit and Sanders, and are seeking authority to vote for up to all of the Company’s nominees other than [●], [●], [●] and [●]. As a result, should a Shareholder so authorize us on the WHITE proxy card, we would cast votes for our four Nominees and up to five of the Company’s nominees. None of the Company’s nominees for whom we seek authority to vote has agreed to serve with any of our Nominees, if elected, and there is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected to the Board.

The principal executive offices of the Company are located at 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416.

The Company has disclosed that as of February 9, 2017, there were 17,389,630 shares of Common Stock outstanding. The Company’s proxy statement for the 2017 Annual Meeting will provide the current number of shares of Common Stock outstanding and entitled to vote at the 2017 Annual Meeting. Each share of Common Stock is entitled to one vote on all matters presented at the 2017 Annual Meeting. As of the date hereof, Marcato International is the direct record owner of [2,000] shares of Common Stock and the beneficial owner of [950,000] shares of Common Stock (the “Marcato International Shares”), which together represents approximately [5.4]% of the outstanding shares of Common Stock (based on information disclosed in the Company’s Annual Report on Form 10-K regarding the number of outstanding shares of Common Stock on February 9, 2017).

In addition, Marcato Capital and Mr. McGuire may each be deemed to be the beneficial owners of [982,600] shares of Common Stock constituting [5.6]% of the outstanding shares of Common Stock (based on information disclosed in the Company’s Annual Report on Form 10-K regarding the number of outstanding shares of Common Stock on February 9, 2017). Marcato International may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) [950,000] Shares, constituting [5.4]% of the outstanding shares of Common Stock and, therefore, may be deemed to be the beneficial owner of such shares of Common Stock. Marcato Special Opportunities Fund may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) [32,600] Shares (collectively with the Marcato International Shares, the “Marcato Shares”) constituting [0.2]% of the outstanding shares of Common Stock and, therefore, may be deemed to be the beneficial owners of such shares of Common Stock. Marcato Capital, as the investment manager of Marcato International and Marcato Special Opportunities Fund may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of such shares of Common Stock. By virtue of Mr. McGuire’s position as managing partner of Marcato Capital, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, Mr. McGuire may be deemed to be the beneficial owner of the Marcato Shares.

As reflected in more detail in Annex A, within the past year, certain of the Marcato Parties have been party to options to purchase shares of Common Stock pursuant to various American-style call options (which, as indicated on Annex A, were bought by the Marcato Parties, and which required the other counterparty thereto to sell and permitted the relevant Marcato Party to acquire such shares of Common Stock when exercised) each with a strike price of $114 and exercisable through December 21, 2017. As of the date hereof, the Marcato Parties are not party to any options to purchase shares of Common Stock.

As reflected in more detail in Annex A, within the past year, certain of the Marcato Parties have been party to options to sell shares of Common Stock pursuant to various European-style put options (which, as indicated on Annex A, were sold by the Marcato Parties, and which permitted the other counterparty thereto to sell and required the relevant Marcato Party to acquire such shares of Common Stock if exercised) each with a strike price of $114 and exercisable on December 17, 2017. As of the date hereof, the Marcato Parties are not a party to any options to sell shares of Common Stock.

We intend to vote all of the shares of Common Stock that we beneficially own at the 2017 Annual Meeting “FOR” the election of our Nominees and to grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●] and “FOR” the repealing of any provision of or amendment to the Bylaws adopted by the Board subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the 2017 Annual Meeting, without the approval of the Shareholders. The accompanying WHITE proxy card provisionally includes proposals (i) ratifying the appointment of KPMG LLP (“KPMG”) (or such other independent registered public accounting firm as may be appointed by the Company’s audit committee and set forth in the Company’s proxy statement for the 2017 Annual Meeting) as the Company’s independent registered public accounting firm for 2017, (ii) to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation and (iii) to approve, on an advisory basis, the Company’s executive compensation, as may be described further in the Company’s proxy statement for the 2017 Annual Meeting; however, the proxy card can only be voted on the proposals if any such proposal is actually presented at the 2017 Annual Meeting. We recommend a vote for annual “say on pay” votes and intend to vote our shares of Common Stock for “ONE YEAR” on this proposal. [We recommend a vote [“FOR/AGAINST”] the other matters and intend to vote our shares of Common Stock [“FOR”/“AGAINST”] the related proposals.]

This proxy solicitation is being made by Marcato and the Nominees and not on behalf of the Board or the Company’s management.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:

The proxy materials are available at no charge at www.WinningatWildWings.com.

WHETHER OR NOT YOU INTEND TO ATTEND THE 2017 ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE COMPANY BY AUTHORIZING A PROXY TO VOTE “FOR” EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD TODAY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

IMPORTANT VOTING INFORMATION

If your shares of Common Stock are held in your own name, please authorize a proxy to vote by signing and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your WHITE proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions to authorize a proxy to vote on the enclosed WHITE proxy card. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included with the enclosed WHITE proxy card.

PLEASE DO NOT RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2017 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2017 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR WHITE PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

ONLY THE SHAREHOLDERS OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE AT THE 2017 ANNUAL MEETING.

HOLDERS OF SHARES OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO SUBMIT A WHITE PROXY CARD EVEN IF YOUR SHARES WERE SOLD AFTER THE RECORD DATE.

IF YOU HOLD YOUR SHARES OF COMMON STOCK IN “STREET NAME” WITH A BANK, BROKERAGE FIRM, DEALER, TRUST COMPANY OR OTHER INSTITUTION OR NOMINEE ON THE RECORD DATE, THEN ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE WHITE PROXY CARD AS SOON AS POSSIBLE.

Innisfree M&A Incorporated (“Innisfree”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll-free at (888) 750-5834

Banks and Brokers may call collect at (212) 750-5833

It is important that your shares of Common Stock be represented and voted at the 2017 Annual Meeting. Accordingly, regardless of whether you plan to attend the 2017 Annual Meeting in person, please complete, date and sign the WHITE proxy card that has been provided to you by us (and not any proxy card that has been provided to you by the Company or any other proxy card or form that has been provided to you) and vote “FOR” the election of our Nominees and to grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●] and “FOR” the repealing of any provision of or amendment to the Bylaws adopted by the Board subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the approval of this resolution, without the approval of the Shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this proxy statement and the material accompanying this proxy statement.

BACKGROUND TO THIS SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	On May 17, 2016, representatives of Marcato and the Company took part in an introductory phone call and scheduled a face-to-face meeting for June 17, 2016 for the purposes of discussing opportunities to increase shareholder value.

•	On June 17, 2016, representatives of Marcato toured the Company’s facilities and presented Company management (“Management”) with a 50-page analysis (the “June Presentation”) of the Company’s current strategy, offering suggestions for improvements to and approaches to maximize shareholder value. At this meeting Marcato requested the opportunity to present its views to the full Board. This request was dismissed.

•	On June 28, 2016, representatives of Marcato called Sally Smith, the Company’s CEO, Heather Pribyl, the Company’s Director of Investor Relations, and James Schmidt, the Company’s Chief Operating Officer, to solicit their feedback on the June Presentation and answer any of their questions.

•	On July 22, 2016, representatives of Marcato met with Ms. Smith, Mr. Schmidt, Emily Decker, the Company’s General Counsel and Secretary, and a representative from Lazard Freres & Co. LLC (“Lazard”), the Company’s financial advisor, at the Company’s headquarters to discuss the Company’s consideration of the analysis and ideas in the June Presentation.

•	On July 25, 2016, Marcato filed its initial Schedule 13D with respect to the Company with the SEC (the “Schedule 13D”) disclosing a 5.1% interest in the Company. In the Schedule 13D, Marcato disclosed, among other things, that it invested in the Company based on its belief that the Company’s shares are undervalued and represents an attractive investment opportunity. Marcato also stated in the filing that it anticipated having further discussions with the Company, including alternatives and strategies to improve ROIC, determine appropriate capital allocation methodology, optimize the mix of franchise vs. Company-operated units, align incentive compensation with disciplined capital allocation practices and improve unit-level and franchisee profitability.

•	On July 27, 2016, representatives of Marcato spoke via telephone with Ms. Pribyl to discuss the Company’s second quarter earnings release.

•	On July 29, 2016, representatives of Marcato had multiple exchanges with representatives of Lazard. During these exchanges, Marcato provided Lazard with a detailed output of Marcato’s financial model of the Company, in print form to facilitate the discussion, and significant detail regarding its assumptions and methodology supporting its financial analysis used in the June Presentation. Marcato requested similar details regarding Lazard’s analysis of the Company and the possibility of entering into a confidentiality agreement between Marcato and the Company (the “NDA”) to facilitate discussions among Marcato and certain executive officers of the Company regarding the presentation of information at the Company’s upcoming analyst day on August 16, 2016 (the “Analyst Day”). During this exchange, Lazard never provided Marcato its own analysis regarding the Company.

•	On August 2, 2016, Marcato and the Company entered into the NDA.

•	On August 3, 2016, the Company provided via e-mail to Marcato an outline of the script and talking points for the Company’s Analyst Day presentation, which Marcato viewed as incomplete and limited in scope.

•	On August 5, 2016, representatives of Marcato spoke with Lazard, continuing to answer questions regarding the analysis supporting Marcato’s June Presentation, as well as providing Lazard with another detailed output of Marcato’s financial model of the Company in print form. Marcato expressed to Lazard its belief that the NDA was not entered into with the intention of facilitating cooperation with respect to the Analyst Day presentation, but instead was part of a strategy to keep Marcato “on ice” prior to the Analyst Day.

•	On August 12, 2016, Marcato received updated outlines of Ms. Smith’s and Mr. Schmidt’s speaker notes and a full set of draft slides for the Analyst Day.

•	On August 13, 2016, Marcato communicated to Ms. Smith and J. Oliver Maggard, the chair of the Audit Committee of the Board, that, in Marcato’s view, the outlines remained incomplete and specifically objected to certain points in the speaker notes regarding the Company’s strategy relating to its mix of franchise vs. Company-operated units.

•	On August 16, 2016, after nearly two months of private dialogue between Marcato and the Company about opportunities to enhance shareholder value the Company held its Analyst Day. Marcato believed that the materials presented by the Company during its Analyst Day presentation lacked sufficient quantitative and analytical specificity (e.g., metrics or timelines) for the outlooks contained therein and, overall, were emblematic of a Board and management team whose performance has led to what Marcato believed to be significant discontent among Shareholders and research analysts with respect to the Company’s proposed strategies. Accordingly, Marcato determined that it was appropriate to share its perspectives regarding the Company publicly with the investment community.

•	On August 17, 2016, Marcato filed Amendment No. 1 to its Schedule 13D, which included a letter, dated August 17, 2016, to James Damian, the Chairman of the Board expressing Marcato’s concerns over the Company’s lack of engagement with Marcato prior to the Analyst Day presentation. Given Marcato’s concerns, Marcato attached to the Schedule 13D the 50-page analysis that it shared with Management at their first meeting in June. Further, in its letter, Marcato stated that the Company needed to make substantial changes to its business practices, introduce fresh talent at both the Board and Management levels, increase focus on the Company’s core business, terminate its emerging brands growth plans, hold Management accountable for failure to execute on business objectives and conduct an audit of managerial decision tools and a reconciliation of business outcomes as compared to forecasts. In the letter, Marcato also criticized the Company’s capital deployment and lack of returns therein, as well as what Marcato viewed as a misguided “growth” strategy centered around inorganic growth through acquisitions of franchisee-operated restaurants. Marcato also stressed that it would view any unilateral action to change the composition of the Board as a hostile act of entrenchment.

•	On August 18, 2016, Marcato’s outside counsel spoke with a representative from Lazard. The Lazard representative stated that the Company agreed with some of the points set out in Marcato’s letter to Mr. Damian, but specifically disagreed with Marcato’s proposals related to a more expansive franchising strategy. Marcato’s counsel and the representative of Lazard also discussed the Company’s board composition, during which Marcato noted that a change in a majority of the Board could involve a combination of mutually agreed upon new directors, but that it was critical to Marcato that any changes to the Board include at least one Marcato representative.

•	On August 22, 2016, Marcato delivered to the Company a demand for a copy of the Company’s shareholder list pursuant to Minnesota Statute 302A.461 (the “Minnesota Demand Letter”).

•	On August 23, 2016, a representative of Lazard called Marcato’s counsel to discuss the Board’s response to Marcato’s proposal regarding Board composition. On this call, the Lazard representative noted that the Board did not authorize the Lazard representative to make a counterproposal, but that the Board would consider Marcato’s independent director suggestions. Further, the Lazard representative said that the Board would not consider adding any of Marcato’s representatives to the Board. Finally, the Lazard representative said that the Board would be open to entering into another confidentiality agreement with Marcato to discuss the Company’s search for a Chief Financial Officer (“CFO”).

•	Also on August 23, 2016, Marcato’s counsel called a representative of Lazard to inform Lazard that Marcato would be open to entering into a limited confidentiality agreement to discuss and meet with the Company’s CFO candidates and that the Company’s Board composition suggestions were inadequate and would not lead to meaningful change.

•	On August 25, 2016, Marcato filed Amendment No. 2 to its Schedule 13D, which included a presentation detailing its views on the Company’s recent Analyst Day. In this filing, Marcato also noted that during recent discussions with Lazard, Marcato reiterated its belief that it would be inappropriate for the existing Board to select any new directors outside of an annual meeting cycle without considerable consultation with the Company’s major shareholders, including Marcato.

•	On August 29, 2016, representatives of Marcato met with Ms. Smith, Ms. Pribyl, Ms. Decker and a representative of Lazard at the Company’s headquarters to discuss Marcato’s concerns, including Marcato’s belief that the materials presented by the Company during its Analyst Day presentation lacked sufficient quantitative and analytical specificity (e.g., metrics or timelines) for the outlooks contained therein. During this meeting, in Marcato’s view, the Company failed to adequately address Marcato’s concerns. Again, Marcato requested the opportunity to present its views to the full Board. This request was dismissed.

•	On August 31, 2016, Marcato’s counsel called the Company’s outside counsel, Faegre Baker Daniels LLP (“Faegre”), to discuss the status of both the confidentiality agreement regarding the Company’s CFO candidates and the Minnesota Demand Letter.

•	On September 1, 2016, Faegre sent a letter to Marcato in response to the Minnesota Demand Letter, in which Faegre conveyed the Company’s position that it would not provide any of the requested information on the basis that, in effect, Marcato was not a shareholder at the time of the request and that such letter was insufficient on its face because, among other things, the requests made therein were too broad. The letter, however, noted that the Company would be willing to discuss inspection of a narrower set of books and records if Marcato entered into a confidentiality agreement which imposed requirements that, in Marcato’s view, were neither required under law nor reasonable given the scope of Marcato’s request.

•	On September 9, 2016, Marcato’s counsel sent a representative of Faegre a letter in response to Faegre’s response to Marcato’s Minnesota Demand Letter, in which Marcato’s counsel objected to Faegre’s allegation that the Minnesota Demand Letter was deficient and provided proof of Marcato’s share ownership and a revised confidentiality agreement. Marcato’s counsel also reiterated Marcato’s request for the information described in the Minnesota Demand Letter.

•	On September 14, 2016, Marcato filed Amendment No. 3 to its Schedule 13D, which disclosed, among other things, that Marcato had exercised American-style call options to acquire 900,000 shares of the Company’s Common Stock.

•	Also on September 14, 2016, a representative of Faegre sent a response to the letter sent by Marcato counsel on September 9, 2016 and acknowledged Marcato, L.P., Marcato II, L.P. and Marcato International’s share ownership in the Company. The letter further stated that the Company continued to disagree with Marcato’s interpretation of the requirements and scope of Minnesota Statute 302A.461, but included a revised confidentiality agreement, which if executed by Marcato, would result in the Company sending Marcato the requested items to the extent that the Company had them available.

•	On September 20, 2016, Marcato’s counsel sent a letter in response to the letter sent by Faegre on September 14, 2016, which said that in order to avoid any further delay, Marcato would be prepared to enter into the confidentiality agreement proposed by the Company, although Marcato continued to disagree with the Company’s contention that the Company was not required to provide all of the materials requested in the Minnesota Demand Letter.

•	Also on September 20, 2016, Marcato NY LLC, then an affiliated entity of Marcato, sent a letter to Ms. Smith pursuant to New York Business Corporation Law Section 1315 (the “NY Demand Letter”), requesting an opportunity to examine and copy the Company’s share registry and other books and records, as requested.

•	On September 22, 2016, pursuant to the Minnesota Demand Letter, Faegre sent to representatives of Marcato an email which included a countersigned version of the confidentiality agreement and (i) a list of shareholders of the Company through the Company’s employee benefit plans, as of March 14, 2016, (ii) a certified shareholder list from the Company’s transfer agent, dated March 17, 2016 and (iii) a stock register of the Company’s shareholders of record, as of September 13, 2016. The materials provided did not include either a list of Non Objecting Beneficial Owners or any information obtained through the Depository Trust Company, which had been requested. Given the dated and incomplete nature of the information, Marcato viewed the information included in such materials as inadequate.

•	On September 27, 2016, a representative of Faegre sent representatives of Marcato a letter in response to the NY Demand Letter, which contended that neither New York Business Corporation Law Section 1315 (“Section 1315”) nor New York common law applies. Moreover, the letter contended that the Company has produced the shareholder list information under Minnesota Statute Section 302A.461, which is at least equivalent to any information Marcato NY LLC might receive under Section 1315. Marcato disputed such contentions.

•	On October 6, 2016, Marcato filed Amendment No. 4 to its Schedule 13D, which disclosed a presentation related to the Company that Mr. McGuire delivered at the Sohn San Francisco Investment Conference with respect to Marcato’s reasons for investing in the Company and recommendations to the Company, and providing support for Marcato’s belief that there is considerable market precedent to support a refranchising effort within a short timeframe.

•	Also on October 6, 2016, the Company replaced its existing $200 million credit facility with a new unsecured revolving credit facility (the “New Facility”), which provides the Company with borrowing capacity of up to $500 million. Under the terms of the New Facility, if a change in the composition of the majority of the directors of the Board occurs during any 24-month period and the newly elected directors were not first approved by the current Board, such change would constitute an “event of default” that would provide the lenders with the right to terminate their commitments and declare all amounts outstanding immediately due and payable (the “Continuing Director Provision”). The New Facility also includes a negative covenant that restricts the Company from disposing more than 15% of its Property (as defined in the New Facility), which limits the Company’s ability to execute on the type of refranchising strategy espoused by Marcato.

•	On October 11, 2016, the Company announced that the Board elected three new directors, Andre J. Fernandez, Hal Lawton and Harmit J. Singh, to fill vacancies created by the resignations of Dale M. Applequist and Warren E. Mack, each effective as of October 6, 2016 and an additional vacancy created by an increase of the authorized number of directors on the Board from eight to nine. On that same day, Marcato issued the following statement via a press release in response to these appointments: “After attempting to engage in substantive dialogue with Buffalo Wild Wings for months, we are deeply disappointed by the Company’s unilateral decision to reconstitute its Board without consulting us or other outside shareholders. Rather than working collaboratively with its investors, Buffalo Wild Wings has opted to exercise poor judgment, taking entrenching actions to create the illusion of change without showing any real openness to new voices and desperately-needed new ideas. Marcato has raised a number of significant strategic, operational and financial issues. We are convinced that, even with these new additions, the Board lacks a sufficient level of restaurant operations and franchise system development expertise and would benefit further by adding shareholder representatives.”

•	On October 14, 2016, Marcato filed Amendment No. 5 to its Schedule 13D, which disclosed a letter that Marcato sent to the Board on October 13, 2016, which letter recounted the Company’s continuous failure to comply with its obligations under Minnesota law to provide shareholder list materials to Marcato pursuant to the Minnesota Demand Letter, thus thwarting Marcato’s attempts to communicate with fellow Shareholders. In this letter, Marcato encouraged the Board to instruct Management to put an end to what Marcato viewed as obstructionist behavior focused on entrenchment of the Company’s current Board and management team.

•	On October 18, 2016, representatives of Marcato met with Mr. Damian and representatives of Faegre at the Company’s headquarters. During this meeting, Mr. Damian assured Marcato that the Company and Lazard were working “extremely hard” on the points Marcato had raised in the June Presentation but did not otherwise share any new perspectives on the analysis with Marcato. Marcato again requested the opportunity to present its views to the full Board, but was told that this request would not be fulfilled.

•	On October 19, 2016, the Board appointed Alexander H. Ware to serve as CFO of the Company, effective October 31, 2016. This appointment was made without input from Marcato.

•	Also on October 19, 2016, Mr. McGuire contacted two of the Company’s new directors, Hal Lawton and Harmit J. Singh, to introduce himself and request an introductory meeting. Mr. Lawton and Mr. Singh, subsequently informed Marcato that they would not agree to participate in such a meeting because it would be “inappropriate.”

•	Between October 24, 2016 and October 27, 2016, representatives of Marcato had multiple exchanges with representatives of the Company regarding the Minnesota Demand Letter, noting that what was previously provided to Marcato by the Company in response to the Minnesota Demand Letter was inadequate and that Marcato had not heard back from the Company regarding the outstanding items in the Minnesota Demand Letter. The Company promised that on October 28, 2016 Marcato’s proxy solicitor, Innisfree, would receive the outstanding items.

•	On October 27, 2016, representatives of Marcato spoke via telephone with Ms. Pribyl and Mr. Schmidt to discuss the Company’s third quarter earnings release.

•	On December 6, 2016, Marcato filed Amendment No. 6 to its Schedule 13D and issued a press release detailing an open letter to the Company’s franchisees which outlined ways in which Marcato’s roadmap for change and value creation at the Company would benefit the franchisees and the Company brand. Simultaneously, Marcato launched a website, www.WinningatWildWings.com to share these views with Marcato’s franchisees.

•	On December 16, 2016, representatives of Marcato met in person with Messrs. Ware, Lawton, and Singh and Ms. Pribyl at Marcato’s headquarters, with Jerry Rose, a member of the Governance Committee of the Board (the “Governance Committee”), and Mr. Damian joining via telephone. During this meeting, Marcato expressed its disappointment in the apparent lack of progress that had been made with respect to several key initiatives discussed during Marcato’s June 17, 2016 meeting with Management.

•	On December 21, 2016, Marcato’s counsel sent a letter to Ms. Decker requesting that the Company provide copies of its director questionnaires and written representation and agreement for proposed nominees pursuant to Section 2.9D of Article 2 of the Bylaws.

•	On December 22, 2016, the Company filed a Form 8-K announcing that Mr. Rose was replacing Mr. Damian as Board chair. The Company also announced that Mr. Singh, Cynthia Davis, and Andre Fernandez, had been named as new chairs of the audit, compensation and governance committees, respectively, replacing previous committee chairs J. Oliver Maggard, Michael Johnson, and Dale Applequist, respectively. This is the first time that committee chairs or the Board chair were changed in over five years.

•	On January 3, 2017, almost two weeks after Marcato’s initial request, a representative of Faegre provided to a representative of Marcato an Initial Questionnaire for Director Nominees and a Supplemental Questionnaire for Directors and Director Nominees, which supplemental questionnaire contained the written representation and agreement for proposed nominees.

•

On February 6, 2017, Marcato International submitted to the Secretary of the Company its formal notice of intent (the “Notice”) to nominate candidates for election to the Board and present a shareholder proposal, in each case, at the 2017 Annual Meeting. The Notice stated that, at the 2017 Annual Meeting, Marcato International intended to nominate for election as directors of the Company, (i) Scott O. Bergren, (ii) Richard T. McGuire III, (iii) Sam Rovit and (iv) Emil Lee Sanders. Marcato believes that the Nominees would help create value for shareholders if they were elected to the Board because the Nominees have the extensive restaurant industry operating, strategic and financial expertise that the incumbent directors sorely lack, and will bring fresh perspectives and robust oversight to the Company’s Board. Marcato International also submitted a shareholder proposal for consideration at the 2017 Annual Meeting proposing the repeal of each provision or amendment to the

Bylaws that the Board adopted or adopts after May 21, 2009 (the date of the last Bylaw amendment publicly available), and before any of the Nominees join the Board. Marcato issued a press release announcing the submission of the Notice to the Company. For more information about the Nominees and the Shareholder Proposal, see the sections entitled “PROPOSAL NO. 1—ELECTION OF NOMINEES” and “PROPOSAL NO. 2—REPEALING OF CERTAIN PROVISIONS OF OR AMENDMENTS TO THE BYLAWS ADOPTED SINCE MAY 21, 2009” of this proxy statement.

•	On February 8, 2016, representatives of Marcato spoke with Ms. Pribyl, Ms. Smith, Mr. Ware, and Mr. Schmidt, to discuss the Company’s fourth quarter earnings release. During this conversation, Marcato expressed disappointment in the level of specificity provided by the Company on its earnings conference call, noting the Company appeared to have retreated from its previously stated goal of achieving 20% restaurant-level margins.

•	On February 16, 2017, Marcato filed Amendment No. 9 to its Schedule 13D adding a new reporting person, Marcato Special Opportunities Master Fund LP.

•	On February 22, 2017, Marcato publicly issued a presentation highlighting Marcato’s belief that the Company has had a long history of failing to deliver on its stated financial and operational objectives across many high-priority initiatives.

•	On March 2, 2017, the Company entered into an amendment to the New Facility. This amendment increased the Company’s borrowing capacity under the New Facility from $500 million to $700 million but did not otherwise alter the material terms of the facility, including with respect to the Continuing Director Provision and the negative covenant restricting the Company from disposing more than 15% of its Property.

•	Upon the request of the Governance Committee, on March 6, 2017 and March 7, 2017, each of Mr. Bergren, Mr. Rovit and Mr. Sanders conducted a telephone meeting with the members of the Governance Committee to discuss such Nominee’s interest in serving on the Board.

•	On March 8, 2017, Marcato publicly issued a presentation detailing a pattern of share sales executed over many years by members of Management and the Board that Marcato believes are representative of Management’s and the Board’s lack of alignment with the interests of shareholders, including through the substantial selling of shares immediately following optimistic investor communications at the Company’s 2014 and 2016 Analyst Days, as well as senior executives’ use of the Company’s employee equity plan to extract short-term gains.

•	On March 23, 2017, Marcato and the Nominees filed with the SEC a preliminary proxy statement in connection with the 2017 Annual Meeting.

REASONS FOR THE SOLICITATION

We believe significant changes are necessary for the Company to achieve its full potential and that these changes must begin at the Board level. The Board appears to display an alarming lack of relevant experience in the areas of restaurant operations, foodservice and supply chain innovation, franchise system management, corporate finance and capital markets. Additionally, Marcato believes that the Board has failed in its responsibility to provide oversight and accountability on behalf of Shareholders for Management’s inability to meet its stated financial and operational objectives and mishandling of critical business-driving initiatives. To that end, Marcato has nominated four highly qualified nominees with relevant financial and restaurant industry experience who we believe would bring critical skills to the Board’s decision-making process. They are committed to helping identify opportunities to deliver enhanced value. We would expect these opportunities to include, but not be limited to, increasing restaurant-level operating margins, transitioning to a more highly-franchised restaurant system, accelerating international growth, an examination of capital budgeting to ensure investments are achieving attractive return thresholds, and revising management compensation plans to be more closely tied to ROIC, EPS growth and TSR.

Marcato strongly believes in the substantial future potential of BWW. However, Marcato also believes that for BWW to reach its full potential, the Company must address the persistent failures that have plagued critical business areas, including:

•	declining guest traffic;

•	eroding restaurant-level profit margins;

•	unchecked cost inflation for new units and remodels;

•	deteriorating returns on invested capital;

•	bungled technology implementations;

•	misguided and distracting investments in speculative new brand concepts;

•	drastic shortfalls to international expansion goals; and

•	wasteful capital allocation decisions to buy in franchisee units at excessive valuations.

For months, we have sought to engage in constructive dialogue with BWW to address the Company’s deficiencies and opportunities for significant value creation. Unfortunately, the Company has been unwilling to explore a serious dialogue in any of these areas, exposing an acute breakdown in good governance and shareholder alignment. Marcato is not aware of any meaningful analysis that has been produced by the Company or Lazard explaining how the Company’s current business plan would create more shareholder value than the ideas presented by Marcato, despite the Company having engaged Lazard in July 2016, and Marcato’s attempts to receive and discuss such analysis from and with Lazard. Instead, the Company has made dismissive statements to Marcato regarding its proposals and has taken actions that Marcato believes are not supported by rigorous analysis, but would, in Marcato’s view, have the effect of entrenching the Board and Management. If elected, our director nominees will be intensely focused on reinvigorating the BWW brand, recapturing neglected operating margin opportunities, establishing a sound capital allocation framework, implementing a coherent and capital efficient franchising strategy and realigning management incentives for the benefit of employees, franchisees, customers and shareholders.

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

The following are some of the questions you may have as a Shareholder, as well as the answers to those questions. The following is not a substitute for the information contained in this proxy statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. We urge you to read this proxy statement carefully and in its entirety.

Who is making this solicitation?

The solicitation for election of the Nominees and the other proposals described in this proxy statement at the 2017 Annual Meeting is being made by Marcato and the Nominees. For more information regarding Marcato and the Nominees in this solicitation, please see Annex A attached to this proxy statement.

What are we asking you to vote for?

We are asking you to vote on the following actions on the WHITE proxy card at the 2017 Annual Meeting:

1.	vote “FOR” the election of Scott O. Bergren, Richard T. McGuire III, Sam Rovit and Emil Lee Sanders to serve as directors on the Board until the 2018 Annual Meeting or until their respective successors are duly elected and qualified and grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●].

2.	vote “FOR” the repealing of any provision of or amendment to the Bylaws adopted by the Board subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the approval of this resolution, without the approval of the Shareholders; and

The accompanying WHITE proxy card also provisionally includes proposals (i) ratifying the appointment of KPMG (or such other independent registered public accounting firm as may be appointed by the Company’s audit committee and set forth in the Company’s proxy statement for the 2017 Annual Meeting) as the Company’s independent registered public accounting firm for 2017, (ii) to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation and (iii) to approve, on an advisory basis, the Company’s executive compensation, as may be described further in the Company’s proxy statement for the 2017 Annual Meeting; however, the proxy card can only be voted on the proposals if any such proposal is actually presented at the 2017 Annual Meeting. We recommend a vote for annual “say on pay” votes and intend to vote our shares of Common Stock for “ONE YEAR” on this proposal. [We recommend a vote [“FOR”/“AGAINST”] the other matters and intend to vote our shares of Common Stock [“FOR”/“AGAINST”] the related proposals.]

Please see the sections entitled “Proposal 1: Election of the Nominees,” “Proposal 2: Repealing of Certain Provisions of or Amendments to the Bylaws Adopted Since May 21, 2009,” “Proposal 3: Ratification of the Appointment of Independent Accountants,” “Proposal 4: Advisory Vote to Approve the Company’s Frequency of Future “Say on Pay” Votes on the Company’s Executive Compensation” and “Proposal 5: Advisory Vote to Approve the Company’s Executive Compensation” for a more complete description of each of these proposals.

Why are we soliciting your vote?

We believe significant changes are necessary for the Company to achieve its full potential and that these changes must begin at the Board level. The Board appears to display an alarming lack of relevant experience in the areas of restaurant operations, foodservice and supply chain innovation, franchise system management, corporate finance and capital markets. Additionally, Marcato believes that the Board has failed in its responsibility to provide oversight and accountability on behalf of Shareholders for Management’s inability to meet its stated financial and operational objectives and mishandling of critical business-driving initiatives. To that end, Marcato has nominated four highly qualified nominees with relevant financial and restaurant industry experience who we believe would bring critical skills to the Board’s decision-making process. They are committed to helping identify opportunities to deliver enhanced value. We would expect these opportunities to include, but not be limited to, increasing restaurant-level operating margins, transitioning to a more highly-franchised restaurant system, accelerating international growth, an examination of capital budgeting to ensure investments are achieving attractive return thresholds, and revising management compensation plans to be more closely tied to ROIC, EPS growth and TSR. While no assurances can be given that the election of our Nominees to the Board will enhance value, particularly in light of their minority representation on the Board, we urge the Shareholders to support us in this effort by voting “FOR” our Nominees and the Shareholder Proposal.

Who are the Nominees?

We are proposing that Scott O. Bergren, Richard T. McGuire III, Sam Rovit and Emil Lee Sanders be elected as directors of the Company to serve on the Board until the 2018 Annual Meeting or until their respective successors are duly elected and qualified.

Set forth below is (a) the name, age, any position and office with the Company held by each such Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Company), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Company as of the date hereof, in light of the Company’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Scott O. Bergren (70)	1717 Arts Plaza #2009 Dallas, TX 75201

Scott O. Bergren is a veteran of the restaurant industry. He is the former Chief Executive Officer of YUM! Brands’ Pizza Hut brand and business, including substantial franchising experience of both international and domestic businesses. He ran the global business (over 14,000 restaurants) during 2014 until his retirement, and prior to that was President and later CEO of the domestic Pizza Hut brand (over 6,000 restaurants and 1,500 express and travel center locations) from 2006 to 2013. In these capacities he had extensive experience with relevant initiatives such as strategic menu pricing, refranchising company restaurants to shift capital responsibilities away from the brand, creating programs to improve restaurant building costs and returns, and re-imagining supply chain through better bidding process and smarter sourcing.

In over 20 years with YUM!, he also served as the CEO of YUM! Innovation from 2011 to 2014 where he coached senior staff to re-imagine the businesses of YUM! as consumers and media underwent rapid change. Other roles included Chief Marketing and Food Innovation Officer for

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years the YUM! Brands parent company, and for the KFC domestic operating division, from 2004 to 2006; and prior to that, as the top brand and marketing officer for the International Division in the role of Chief Concept Officer of YUM! Restaurants International, from 2002 to 2004.

He was CEO of full-service casual dining company Chevy’s Fresh Mex from 1995 to 2002. Prior to that he served as the Director General of PepsiCo Restaurants Northern Latin American operations headquartered in Mexico City. He also served as President CEO of Round Table Pizza and Peter Piper Pizza, regional American pizza chains.

In his various leadership roles Mr. Bergren has sponsored the creation of fast casual brands intended as additional growth vehicles for franchising, and served as President of these companies, which include Fuzio Universal Pasta, SuperChix, and the Banh Shop.

He has board seats with the Wawa chain of inspired convenience stores, and with La Quinta Holdings, the owner, operator and franchisor of select-service hotels.

Mr. Bergren holds BS and MS degrees from Northwestern University’s Medill School of Journalism.

We believe that Mr. Bergren’s executive management experience and his significant franchising experience, as well as his marketing and international experience will provide the Board and the Company with valuable insight into value-maximizing strategies.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Richard T. McGuire III (40)	Four Embarcadero Center, Suite 2100, San Francisco, CA 94111	Richard T. McGuire III is the Founder and Managing Partner of Marcato Capital. Based in San Francisco, Marcato Capital manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities. Prior to forming Marcato Capital in 2010, Mr. McGuire was a partner at Pershing Square Capital Management, where he evaluated

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years investments in the consumer, restaurant, retail, financial services and business services industries.

Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor’s degree in Economics from Princeton University. Mr. McGuire also serves on the board of Tipping Point Community, the Bay Area’s leading poverty-fighting organization and previously served on the board of NCR Corporation from November 2014 to November 2015.

We believe that the attributes, skills and qualifications that Mr. McGuire has obtained through his experience in analyzing the financial performance of companies and his commitment to serving the best interests of shareholders, as well as his significant monetary interest in the Company’s success, will provide the Board and the Company with valuable insight regarding the financial aspects of the Company’s business.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Sam Rovit (59)	22303 Hwy 95, Wilder, ID 83676

Sam Rovit is a proven executive leader and strategist, with over 20 years of experience in the food services industry building and leading consumer retail brands, and managing and servicing complex manufacturing supply chains.

Since October 2015, Mr. Rovit has served as the President and Chief Executive Officer of CTI Foods, a leading independent provider of custom food solutions to major chain restaurants and manufacturers in North America.

Previously, from September 2013 to March 2015, Mr. Rovit was President of the Refrigerated Meals Business Unit at Kraft Foods, where he was responsible for managing iconic brands such as Oscar Mayer, Lunchables, Claussen Pickles and Boca. In that role, he oversaw more than 6,000 employees and successfully grew both top and bottom lines.

From February 2011 to August 2013, Mr. Rovit served as Kraft’s Executive Vice President—Strategy, overseeing and architecting the separation of the former Kraft Foods Inc. into two

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years stand-alone, public companies—Kraft Foods Group and Mondelez International. Following the launch of the new Kraft in October 2012, Mr. Rovit added the Planters nuts business to a portfolio of responsibilities that included strategy, corporate development, information systems and business process excellence. Under Mr. Rovit’s leadership as President of Planters Nuts, the Planters business model was transformed, leading to brand share growth for the first time in nearly two years.

Earlier in his career, from May 2005 to June 2007, Mr. Rovit served as President and Chief Executive Officer of Swift & Company, at the time one of the largest red meat companies in the world.

From 1988 until 2005 and then again from 2008 to 2010, Mr. Rovit was a senior partner with Bain & Company with a particular emphasis on corporate transformations. During his career at Bain he consulted extensively with retail and restaurant companies, founded Bain’s Global Agribusiness practice, led its Global Merger Integration practice, and led a Corporate Restructuring practice. He is also co-author of Mastering the Merger, HBS Press 2004.

Mr. Rovit holds an MBA from Harvard Business School, an MA in Law and Diplomacy from Tufts University, and a BA in Public Policy Studies from Duke University.

We believe that the attributes, skills and qualifications that Mr. Rovit has obtained through his 20 years of experience in the food services industry will provide the Board and the Company with valuable industry knowledge, management experience and insight into value-maximizing strategies.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Emil Lee Sanders (64)	4434 Rawlins Street, Dallas, TX 75219	Emil Lee Sanders has deep restaurant industry knowledge and field operations expertise, having held various senior executive roles with outstanding success in franchise development, distributor networks and operations management, including previously serving in such a role at Buffalo Wild Wings.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years

Since January 2015, he has served as the Managing General Partner at Rocket Chicks, LP, directing development and operation of Golden Chick restaurants and the sale of franchises for more than 80 franchised Golden Chick locations in Houston and Beaumont.

Mr. Sanders has significant experience building and leading teams at start-up, turnaround, growth and Fortune 500 companies. From November 2012 to November 2013, he served as the Executive Vice President and Global Chief Development Officer of TGI Fridays—repositioning the brand by designing and executing a new restaurant concept that was rolled out globally. In just one year, he managed the opening of 45 new TGI Fridays’ units across 10 countries, including China, Japan, Pakistan, the European Union and the United States.

From January 2010 to November 2012, he was TGI Fridays’ President of Franchising, spearheading all aspects of the field operations team, including overseeing operations, finance, franchise marketing/sales, human resources and field training/marketing. While in this role, he developed and deployed a high-impact refranchising strategy, enabling the sale of 75 company locations to franchisees.

From April 2007 through January 2010, Mr. Sanders was President and Chief Executive Officer of The Johnny Rockets Group, Inc., during which time he revitalized the performance of the business—growing store revenues and improving company profitability, repairing franchisee relationships and improving guest satisfaction, and minimalizing overhead while maximizing new unit growth. He also oversaw the opening of more than thirty-five new international and domestic units located across military bases, MLB and NFL stadiums, amusement parks, airports and cruise ships.

Earlier in his career from August 2001 through April 2007, Mr. Sanders served as Senior Vice President of Development and Franchising for Buffalo Wild Wings. In this role, he successfully planned and led the national rollout and opening

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years of 486 units within seven years—driving annual retail sales to $2.5 billion for the 1,000+ unit chain. He also oversaw the buildout of the company’s Franchise Operations Group, growing its team of three to a national field operations organization.

Prior to Buffalo Wild Wings, Mr. Sanders held a variety of operational and strategic planning positions at Dunkin’ Brands, General Mills, Inc., Frito-Lay and Kraft.

Mr. Sanders holds an MBA and BBA from Texas A&M University–Commerce.

We believe that Mr. Sanders’ experience with the franchise model in the food service industry, extensive knowledge of casual dining chains and knowledge regarding the Company will provide the Board and the Company with valuable industry knowledge, management experience and insight into value-maximizing strategies.

The Board currently consists of nine directors, all of whom are up for election at the 2017 Annual Meeting. This proxy statement is soliciting proxies to elect Messrs. Bergren, McGuire, Rovit and Sanders, and to grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●]. Therefore, should a Shareholder so authorize us, we will cast votes for our four Nominees and up to five of the Company’s nominees. None of the Company’s nominees for whom we seek authority to vote has agreed to serve with any of our Nominees, if elected, and there is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected to the Board.

If elected, the Nominees would be a minority of the directors and will not alone be able to adopt resolutions or otherwise cause the Board to act. The Nominees hope to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Nominees believe they can effect positive change at the Company.

The Company’s corporate governance principles, which are available on the Company’s website at http://ir.buffalowildwings.com/corporate-governance.cfm, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Company for purposes of determining independence. Based on the information furnished by the Nominees, we believe that each of the Nominees is independent and none of the Participants has any knowledge of any facts that would prevent the determination that each of the Nominees is independent.

You should refer to the Company’s proxy statement, when it becomes available, for the names, background, qualifications and other information concerning the Company’s nominees.

Who can vote at the 2017 Annual Meeting?

According to the Company’s public filings, Common Stock is the Company’s only outstanding class of capital stock. Only shareholders of record as shown on the Company’s books at the close of business on the Record Date are entitled to vote at the 2017 Annual Meeting or any adjournment thereof. Each Shareholder is entitled to one vote per share of Common Stock on all matters to be voted on at the 2017 Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights. The Company has disclosed that as of February 9, 2017, there were 17,389,630 shares of Common Stock outstanding.

Shareholders who sell their shares before the Record Date (or acquire them after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the 2017 Annual Meeting even if they sell their shares after the Record Date.

How do proxies work?

We are asking you to appoint [●] as your proxy holder to vote your shares of Common Stock at the 2017 Annual Meeting. You make this appointment by voting the enclosed WHITE proxy card or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holder to vote your shares of Common Stock at the 2017 Annual Meeting, according to the directions you provide. You may vote for all, some, or none of our Nominees. Whether or not you are able to attend the 2017 Annual Meeting, you are urged to complete the enclosed WHITE proxy card and return it in the enclosed self-addressed, prepaid envelope or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your WHITE proxy card). All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification.

IF YOU RETURN A VALID PROXY AND NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) “FOR” SCOTT O. BERGREN FOR DIRECTOR; (II) “FOR” RICHARD T. MCGUIRE III FOR DIRECTOR; (III) “FOR” SAM ROVIT FOR DIRECTOR; (IV) “FOR” EMIL LEE SANDERS FOR DIRECTOR; (V) TO GRANT AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY THE COMPANY TO SERVE AS DIRECTORS, OTHER THAN [●], [●], [●] AND [●]; (VI) “FOR” THE REPEALING OF ANY PROVISION OF OR AMENDMENT TO THE BYLAWS ADOPTED BY THE BOARD SUBSEQUENT TO MAY 21, 2009 (THE DATE OF THE LAST BYLAW AMENDMENT PUBLICLY AVAILABLE), AND PRIOR TO THE APPROVAL OF THIS RESOLUTION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS; (VII) [“FOR”/“AGAINST”] THE COMPANY’S PROPOSAL, IF PRESENTED AT THE 2017 ANNUAL MEETING, TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (VIII) FOR “ONE YEAR” ON THE COMPANY’S PROPOSAL, IF PRESENTED AT THE 2017 ANNUAL MEETING, TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S FREQUENCY OF FUTURE “SAY ON PAY” VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION (IX) [“FOR”/“AGAINST”] THE COMPANY’S PROPOSAL, IF PRESENTED AT THE 2017 ANNUAL MEETING, TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION; AND (X) IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT MARCATO DOES NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE TO BE PRESENTED AT THE 2017 ANNUAL MEETING.

Except as set forth in this proxy statement, we do not know of any other matters to be presented for approval by the Shareholders at the 2017 Annual Meeting. Unless you indicate otherwise on the WHITE proxy card, you also authorize your proxy holders to vote your shares of Common Stock in their discretion on any matters not known by us at the time this proxy statement was printed and that, under the Bylaws, may be properly presented for action by the Shareholders at the 2017 Annual Meeting.

What is the quorum requirement for the 2017 Annual Meeting?

In order to carry on the business of the 2017 Annual Meeting, there must be a quorum. This means holders of at least a majority of the outstanding shares of Common Stock entitled to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker “non-votes” will be counted as present or represented at the 2017 Annual Meeting for purposes of determining the presence or absence of a quorum.

What is the effect of an abstain vote?

If a Shareholder abstains from voting as to any matter, then the shares of Common Stock held by such Shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall otherwise not be deemed to have been voted on such matter. As a result, an abstention on any proposal will have no effect on the outcome of any proposal, except it will have the same effect as a vote against the Shareholder Proposal, the ratification of the Company’s independent registered accounting firm and the proposal to approve, on an advisory basis, the Company’s executive compensation (if presented at the 2017 Annual Meeting).

What is a broker non-vote?

If you are a beneficial owner of shares of Common Stock and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals, such as the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of future “say on pay” votes on the Company’s executive compensation. As a beneficial owner of shares of Common Stock, you will not be deemed to have voted on any such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. A broker “non-vote” occurs when a broker or other nominee who holds shares of Common Stock for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Broker non-votes will be deemed present at the 2017 Annual Meeting for purposes of determining whether a quorum exists for the 2017 Annual Meeting, but they will not be counted in determining the number of shares of Common Stock necessary for approval of any proposal.

What vote is required to elect the Nominees?

In accordance with Minnesota law, a nominee will be elected if he or she receives a plurality of the votes cast at the 2017 Annual Meeting (meaning, assuming that the Board remains the same size at it is currently, those nine director nominees receiving the greatest number of votes cast “FOR” shall be elected). Shareholders do not have the right to cumulate their votes in the election of directors. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nine nominees receiving the most votes. A properly executed proxy marked “WITHHOLD” with respect to the election of any or all director nominees will be counted for purposes of determining whether there is a quorum, but a proxy marked “WITHHOLD” with respect to any specific director nominee will not be considered to have been voted for or against such director nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific director nominee will result in such director nominee receiving fewer “FOR” votes.

What vote is required to adopt the Shareholder Proposal?

Approval of the Shareholder Proposal requires the affirmative vote of a majority of the shares of Common Stock present at the 2017 Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the 2017 Annual Meeting. Abstentions will have the same effect as a vote against this proposal. You may vote for or against or you may abstain on the Shareholder Proposal. Your broker is not permitted to vote your shares of Common Stock on the Shareholder Proposal without receiving instructions from you. Broker non-votes would not be counted in determining the number of shares of Common Stock necessary for approval of this proposal and thus will not have a direct effect on the Shareholder Proposal.

How many shares of Common Stock must be voted in favor of the provisional proposals described in this proxy statement?

If presented at the 2017 Annual Meeting, ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2017 will require the affirmative vote of a majority of the shares of Common Stock present at the 2017 Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the 2017 Annual Meeting. Abstentions will have the same effect as a vote against this proposal. You may vote for or against or you may abstain on this proposal. Ordinarily, your broker does not need your voting instruction in order to vote your shares of Common Stock in connection with so-called “routine” matters, which typically include ratification of auditors. However, under the current circumstances of a contested election, if you are a beneficial owner holding shares of Common Stock through a broker and we have provided our solicitation materials to you with respect to such shares, your broker is not permitted to vote your shares of Common Stock on this proposal without receiving instructions from you. Broker non-votes would not be counted in determining the number of shares of Common Stock necessary for approval of this proposal and thus will not have a direct effect on this proposal.

If presented at the 2017 Annual Meeting, the provisional proposal to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation, is not binding on the Company and would be considered to have been approved if it receives the affirmative vote of a majority of the shares of Common Stock present at the 2017 Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the 2017 Annual Meeting. Abstentions will have the same effect as a vote against this proposal. You may vote for or against or you may abstain on this proposal. Your broker is not permitted to vote your shares of Common Stock on Proposal 4 without receiving instructions from you. Broker non-votes would not be counted in determining the number of shares of Common Stock necessary for approval of this proposal and thus will not have a direct effect on the proposal. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this proposal, if passed, would not be binding upon the Company and would serve only as a recommendation to the Board.

If presented at the 2017 Annual Meeting, the provisional proposal to approve, on an advisory basis, the Company’s executive compensation, is not binding on the Company and would be considered to have been approved if it receives the affirmative vote of a majority of the shares of Common Stock present at the 2017 Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the 2017 Annual Meeting. Abstentions will have the same effect as a vote against this proposal. You may vote for or against or you may abstain on this proposal. Your broker is not permitted to vote your shares of Common Stock on Proposal 5 without receiving instructions from you. Broker non-votes would not be counted in determining the number of shares of Common Stock necessary for approval of this proposal and thus will not have a direct effect on the proposal. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this proposal, if passed, would not be binding upon the Company and would serve only as a recommendation to the Board.

If other matters are properly brought before the 2017 Annual Meeting, the vote required will be determined in accordance with applicable law, the listing standards and rules of The Nasdaq Stock Market, LLC, and the Company’s Articles of Incorporation (as amended, the “Charter”) and Bylaws, as applicable.

What should I do in order to vote for the Nominees and the Shareholder Proposal?

If your shares of Common Stock are held of record in your own name, please authorize a proxy to vote by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your WHITE proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions to authorize a proxy to vote provided on the enclosed WHITE proxy card. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the 2017 Annual Meeting, we encourage you to read this proxy statement and date, sign and return your completed WHITE proxy card prior to the 2017 Annual Meeting so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the 2017 Annual Meeting in person, we recommend that you authorize a proxy to vote your shares of Common Stock in advance as described above so that your vote will be counted if you later decide not to attend the 2017 Annual Meeting.

Can I use the WHITE proxy card to vote for any of the Company’s nominees?

Under the proxy rules, we may solicit proxies in support of our Nominees and also seek authority to vote for all of the Company’s nominees other than those Company nominees we specify. This allows a Shareholder of the Company who desires to vote for up to a full complement of nine director nominees to use the WHITE proxy card to vote for our Nominees as well as the Company’s nominees for whom we are seeking authority to vote other than those nominees as to which the Shareholder does not seek authority to vote and will not exercise authority to vote. We have determined to nominate a slate of four Nominees, Messrs. Bergren, McGuire, Rovit and Sanders, and are seeking authority to vote for up to all of the Company’s nominees other than [●], [●], [●] and [●]. As a result, should a Shareholder so authorize us on the WHITE proxy card, we would cast votes for our four Nominees and up to five of the Company’s nominees. None of the Company’s nominees for whom we seek authority to vote have agreed to serve with any of our Nominees, if elected.

How do I revoke a proxy?

Any Shareholder has the power to revoke a previously submitted proxy at any time before it is exercised even if you submitted a proxy card or form sent to you by the Company. If you are a registered holder of shares of Common Stock, you may revoke a previously submitted proxy by:

•	signing, dating and returning the enclosed WHITE proxy card or any other later-dated proxy in the postage-paid envelope provided;

•	delivering to the [Secretary] of the Company a written notice of revocation c/o Buffalo Wild Wings, Inc., 5500 Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416; or

•	attending the 2017 Annual Meeting and voting in person.

Please note, however, that only your last-dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the 2017 Annual Meeting as described in this proxy statement. Attending the 2017 Annual Meeting alone without taking one of the actions set forth above will not revoke your proxy.

Shareholders who hold their shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee will need to notify the person responsible for their account to revoke or withdraw previously given instructions. You may also provide your bank, broker or other nominee with new voting instructions. Only your latest dated instructions will count. Unless revoked in the manner set forth above and subject to the foregoing, duly authorized proxies in the form enclosed will be voted at the 2017 Annual Meeting in accordance with your instructions. We request that a copy of any revocation sent to the Company or any revocation notification sent to the person responsible for a bank or brokerage account also be sent to us, care of Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we may be aware of any revocation of a proxy.

PLEASE DO NOT RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2017 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2017 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE.

TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

Who is paying for the solicitation on behalf of Marcato?

Marcato Capital will pay the entire expense of solicitation of proxies for the 2017 Annual Meeting by the Participants or on the Participants’ behalf. Marcato does intend to seek reimbursement of such solicitation expenses from the Company.

Whom should I call if I have any questions about the solicitation?

If you have any questions, or need assistance in voting your shares of Common Stock, please call our proxy solicitor, Innisfree. Shareholders may call toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF OUR NOMINEES AND TO GRANT AUTHORITY TO VOTE FOR THE COMPANY’S NOMINEES OTHER THAN [●], [●], [●] AND [●] AND “FOR” THE REPEALING OF ANY PROVISION OF OR AMENDMENT TO THE BYLAWS ADOPTED BY THE BOARD SUBSEQUENT TO MAY 21, 2009 (THE DATE OF THE LAST BYLAW AMENDMENT PUBLICLY AVAILABLE), AND PRIOR TO THE APPROVAL OF THIS RESOLUTION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:

The proxy materials are available at no charge at www.WinningatWildWings.com.

PROPOSAL NO. 1—ELECTION OF NOMINEES

We propose that the Shareholders elect Scott O. Bergren, Richard T. McGuire III, Sam Rovit and Emil Lee Sanders as directors of the Company at the 2017 Annual Meeting. According to publicly available information, the Board currently consists of nine directors, all of whom are up for election at the 2017 Annual Meeting. If our four Nominees are elected to the Board, then they will replace four of the incumbent directors.

The initial term of each Nominee, if elected, would be until the 2018 Annual Meeting or until their successors are duly elected and qualified in accordance with the Bylaws. Each Nominee has executed a consent to being named as a Nominee and to serving as a director of the Company, if so elected.

This proxy statement is soliciting proxies to elect Messrs. Bergren, McGuire, Rovit and Sanders and to grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●]. Therefore, should a Shareholder so authorize us, we will cast votes for our four Nominees and up to five of the Company’s nominees. None of the Company’s nominees for whom we seek authority to vote has agreed to serve with any of our Nominees, if elected, and there is no assurance that they will do so.

The corporate governance guidelines of the Company, which are available on the Company’s website at http://ir.buffalowildwings.com/corporate-governance.cfm, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Company for purposes of determining independence. Based on information furnished by the Nominees, we believe that each of the Nominees is independent and none of the Participants has any knowledge of any facts that would prevent the determination that each of the Nominees is independent.

In addition, each of the Nominees understands that, if elected as a director of the Company, each Nominee would have an obligation to act in the best interests of the Company and the Shareholders in accordance with his duties as a director.

We are not seeking control of the Board at the 2017 Annual Meeting. If elected, the Nominees would be a minority of the directors and would not alone be able to adopt resolutions or otherwise cause the Board to act. However, the Nominees expect to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Nominees believe they can effect positive change at the Company.

Marcato does not expect that the Nominees will be unable to stand for election. In the event that any Nominee is unable to serve or for good cause will not serve, Marcato may seek to replace such Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

Marcato reserves the right to nominate additional persons, to the extent this is not prohibited under applicable law or the Company’s organizational documents, in the event the Company purports to increase the number of directorships, and/or the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees or any additional nominee nominated pursuant to the foregoing, and/or any Nominee is unable to serve or for good cause will not serve. Additional nominations made pursuant to the foregoing are without prejudice to the position of Marcato that any attempt to change the size of the Board or disqualify any of the Nominees through Bylaw amendments or otherwise would constitute unlawful manipulation of the Company’s corporate governance. Marcato reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any Nominee. In the case that Marcato is permitted to substitute a nominee or propose an additional nominee, Marcato will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee or additional nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act. Only in such case will the shares of Common Stock represented by the enclosed WHITE proxy card be voted for substitute nominees or additional nominees.

Information Regarding the Nominees

Information pertaining to the Nominees, including the name, age, present principal occupation, business address, and business experience for the past five years and certain other information, is set forth in the question and answer section of the proxy statement under the section entitled “Who are the Nominees?”, which we urge you to read. This information has been furnished to us by the Nominees. Other than as disclosed in this proxy statement, there is no arrangement or understanding between any of the Nominees and any other person(s) pursuant to which any such Nominee was or is to be selected as a director or nominee of the Company.

You should refer to the Company’s proxy statement, when it becomes available, for the names, background, qualifications and other information concerning the Company’s nominees.

Arrangements between Marcato and the Nominees

In consideration of the Nominees’ agreement to be a member of the slate of nominees of Marcato for election to the Board (the “Slate”), Marcato Capital, on behalf of the funds it advises, and each Nominee have entered into an Engagement and Indemnification Agreement, pursuant to which each Nominee, other than Mr. McGuire, received a $25,000 payment upon execution of the Engagement and Indemnification Agreement and, if each Nominee serves on the Slate and does not withdraw, will be entitled to an additional $25,000 upon the earlier to occur of (a) Nominee’s election to the Board by the Company’s Shareholders, (b) Nominee’s appointment to the Board pursuant to an agreement between the Company and Marcato or (c) Nominee’s not being elected as a director of the Company following a proxy solicitation in which Marcato nominated (and did not withdraw) Nominee for election to the Board. Each Nominee has also agreed to be named as a nominee in Marcato Capital’s proxy soliciting materials related to the 2017 Annual Meeting. Pursuant to the Engagement and Indemnification Agreement, Marcato Capital has agreed to indemnify each Nominee against any losses suffered, incurred or sustained by such Nominee in connection with such Nominee’s being a member of the Slate or the solicitation of proxies in connection therewith. Marcato Capital has further agreed to reimburse each Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of such Nominee’s being a member of Slate, including, without limitation, travel expenses and expenses in connection with legal counsel retained to represent such Nominee in connection with being a member of the Slate. The foregoing is qualified in its entirety by reference to the form of Engagement and Indemnification Agreement, a form of which is attached hereto as Annex B.

Other than as set forth herein or in Annex A, no Participant and no associate of any Participant has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Compensation of the Company’s Directors

If elected to the Board, except as set forth above or in Annex A, the Nominees will not receive any compensation from Marcato to serve as Nominees for election or as a director, if elected, of the Company. They will, however, receive whatever compensation the Board has established for non-employee directors of the Company unless and until the Board determines to change such compensation. The following discussion summarizes the Company’s compensation and indemnification of directors based solely on the Company’s public filings.

According to the Company’s public filings, each non-employee director receives an annual cash retainer of $60,000. The additional cash retainer for the Board chair is $25,000, the additional cash retainer for chair of the

Audit Committee is $20,000, the additional cash retainer for chair of the Compensation Committee is $16,000, the additional cash retainer for the chair of the Governance Committee is $10,000 and the additional cash retainer for the chair of the Executive Committee is $5,000. The additional cash retainer for the non-chair members of the Executive Committee is $4,000 and for the non-chair members of the Audit, Compensation, Governance and Compliance Committees is $8,000. Each non-employee director received an annual unrestricted grant of Common Stock approximately equal in value to $95,000 and subject to certain stock ownership guidelines.

The share ownership level of each current non-employee director will be set forth in the Company’s proxy statement when it becomes available.

Marcato believes that the Company maintains, at its expense, a policy of insurance which insures its directors and officers. The Bylaws also contain a provision that provides for indemnification of officers and directors to the fullest extent permitted under Minnesota Statute Section 302A.521. The Charter also contains a provision eliminating the personal liability of a director to the fullest extent permitted by Chapter 302A of the Minnesota Statute, as the same exists or may hereafter be amended, to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Marcato expects that the Nominees, if elected, will be indemnified for service as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Bylaws and the Charter and be covered by the policy of insurance which insures the Company’s directors and officers.

None of the Nominees, or any of their respective associates, has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

None of the Nominees has any position or office with the Company, and no occupation or employment with which the Nominees have been involved, during the past five years or was carried on with the Company or any corporation or organization that is a parent, subsidiary or other affiliate of the Company. None of the Nominees has ever served on the Board.

Other than as disclosed herein, no Participant is aware of any other arrangements pursuant to which any director of the Company was to be compensated for services during the Company’s last fiscal year.

Interests of the Nominees

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive from the Company as a director, if elected to the Board, and as described elsewhere in this proxy statement. Marcato expects that the Nominees, if elected, will be indemnified for service as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Bylaws and the Charter. Marcato also believes that, upon election, the Nominees will be covered by the Company’s officer and director liability insurance.

Mr. McGuire could be considered to have an indirect interest in the Nomination Proposal and the Shareholder Proposal as described below. Mr. McGuire is the managing partner of Marcato Capital, which is the investment manager of Marcato International and Marcato Special Opportunities Fund. Through this role, Mr. McGuire controls the investment and voting decisions of Marcato International and Marcato Special Opportunities Fund with respect to any securities held by Marcato International and Marcato Special Opportunities Fund, including any shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund. Marcato Capital is, pursuant to an investment management agreement with Marcato International and Marcato Special Opportunities Fund, entitled to management fees that are customary in the investment management industry from Marcato International and Marcato Special Opportunities Fund, which fees are based in part on the value of Marcato International’s and Marcato Special Opportunities Fund’s investment portfolios, of which shares of Common Stock form a part as of the date of this proxy statement. An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Marcato International and Marcato Special Opportunities Fund, which are based on the increase in value of Marcato International’s and Marcato Special Opportunities Fund’s investment portfolios, of which shares of the Common Stock form a part as of the date of this proxy statement. Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal and the Shareholder Proposal.

Other than as set forth under the section entitled “CERTAIN RELATIONSHIPS WITH THE COMPANY” and as otherwise described in this proxy statement, none of the persons listed on Annex A of this proxy statement, including any Nominee, or any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2017 Annual Meeting.

The Nominees and the other Participants have furnished the additional information with respect to themselves located on Annex A to this proxy statement.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF SCOTT O. BERGREN, RICHARD T. MCGUIRE III, SAM ROVIT AND EMIL LEE SANDERS AND TO GRANT AUTHORITY TO VOTE FOR THE COMPANY’S NOMINEES OTHER THAN [●], [●], [●] AND [●] BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE WHITE PROXY CARD “FOR” THE ELECTION OF SCOTT O. BERGREN, RICHARD T. MCGUIRE III, SAM ROVIT AND EMIL LEE SANDERS AND TO GRANT AUTHORITY TO VOTE FOR THE COMPANY’S NOMINEES OTHER THAN [●], [●], [●] AND [●].

Please do not return any proxy card you may receive from the Company or otherwise authorize a proxy (other than on the WHITE proxy card delivered by us to you) to vote your shares of Common Stock for the Company’s nominees. If you have already submitted a proxy card that may have been sent to you by the Company or otherwise authorized a proxy to vote your shares of Common Stock for the Company’s nominees, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest dated proxy will be counted.

PROPOSAL NO. 2—REPEALING OF CERTAIN PROVISIONS OF OR AMENDMENTS TO THE

BYLAWS ADOPTED SINCE MAY 21, 2009

Pursuant to Section 9.1 of Article 9 of the Bylaws, the Board is authorized to make, alter, amend or repeal the Bylaws without the approval of the Shareholders (other than with respect to fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office and in any event subject to the power of the shareholder to adopt, amend or repeal Bylaws). Minnesota Statute 302A.181, Subdivision 3 provides that shareholders holding three percent or more of the voting power of the shares entitled to vote may propose an amendment to the Bylaws and submit the amendment to Shareholders for approval. Pursuant to Minnesota law, this amendment may be adopted without Board approval by the affirmative vote of the holders of the greater of a majority of the voting power of (a) the shares present and entitled to vote or (b) the minimum number of shares entitled to vote that would constitute a quorum at the next regular or special meeting.

Marcato believes that in order to ensure that the will of the Shareholders with respect to this proxy solicitation is upheld, no effect should be given to any provision or amendment to the Bylaws unilaterally adopted by the Board after the date of the most recent publicly disclosed Bylaws, which is May 21, 2009. Shareholders are therefore being asked to adopt a resolution that would repeal any provision of the Bylaws or amendment to the Bylaws that the Board adopted or adopts after May 21, 2009 and before any of our Nominees join the Board, if elected, including, without limitation, any amendments the Board has adopted without public disclosure or might adopt in an effort to impede the effectiveness of Marcato International’s nomination of the Nominees, negatively impact Marcato’s ability to solicit and/or obtain proxies from Shareholders, contravene the will of the Shareholders expressed in those proxies or modify the Company’s corporate governance regime. Marcato is not currently aware of any specific Bylaw provisions that would be repealed by the adoption of this proposal.

Although adoption of this proposal could have the effect of repealing previously undisclosed Bylaw amendments, including those unrelated to the proposed election of the Nominees, without considering the beneficial nature, if any, of such amendments to the Shareholders, it would not repeal any such amendments that were approved by the Shareholders.

Proposal No. 2 provides for the adoption of the resolution in the following form:

“RESOLVED, that each provision or amendment of the Bylaws adopted by the Board without the approval of the Company’s shareholders subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s shareholders.”

WE STRONGLY URGE YOU TO VOTE “FOR” PROPOSAL NO. 2 AND TO USE THE WHITE PROXY CARD TO AUTHORIZE A PROXY TO VOTE “FOR” THE REPEALING OF ANY PROVISION OF OR AMENDMENT TO THE BYLAWS ADOPTED BY THE BOARD SUBSEQUENT TO MAY 21, 2009 (THE DATE OF THE LAST BYLAW AMENDMENT PUBLICLY AVAILABLE), AND PRIOR TO THE APPROVAL OF THIS RESOLUTION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

This proxy statement includes a provisional proposal that the Shareholders ratify the appointment of KPMG (or such other independent registered public accounting firm as may be appointed by the Company’s Audit Committee and set forth in the Company’s proxy statement for the 2017 Annual Meeting) as the Company’s independent registered public accounting firm for 2017. [We recommend a vote [“FOR/AGAINST”] this matter and intend to vote our shares of Common Stock [“FOR”/“AGAINST”] this proposal.

Additional information regarding this proposal, if presented at the 2017 Annual Meeting, will be contained in the Company’s proxy statement for the 2017 Annual Meeting.

PROPOSAL NO. 4—ADVISORY VOTE TO APPROVE THE COMPANY’S FREQUENCY OF FUTURE “SAY ON PAY” VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

This proxy statement includes a provisional proposal that the Shareholders vote to approve, on an advisory basis, the Company’s frequency of future “say on pay” votes on the Company’s executive compensation in accordance with the compensation disclosure rules of the SEC. We are recommending a vote for annual “say on pay” votes and intend to vote our shares of Common Stock for “ONE YEAR” on this proposal.

Additional information regarding this proposal, if presented at the 2017 Annual Meeting, will be contained in the Company’s proxy statement for the 2017 Annual Meeting.

PROPOSAL NO. 5—ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

This proxy statement includes a provisional proposal that the Shareholders vote to approve, on an advisory basis, the compensation of those of the Company’s named executive officers in accordance with the compensation disclosure rules of the SEC. [We recommend a vote [“FOR/AGAINST”] this matter and intend to vote our shares of Common Stock [“FOR”/“AGAINST”] this proposal.

Additional information regarding this proposal, if presented at the 2017 Annual Meeting, will be contained in the Company’s proxy statement for the 2017 Annual Meeting.

OTHER PROPOSALS

Except as set forth in this proxy statement, we do not know of any other matters to be presented for approval by the Shareholders at the 2017 Annual Meeting. If, however, Marcato learns of any other proposals made at a reasonable time before the 2017 Annual Meeting, Marcato will either supplement this proxy statement and provide Shareholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed WHITE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

NO APPRAISAL OR DISSENTER’S RIGHTS

Shareholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this proxy statement to be acted upon at the 2017 Annual Meeting.

SOLICITATION OF PROXIES

The solicitation of proxies for our Nominees and the Shareholder Proposal will be made by the Marcato Parties. By virtue of Instruction 3 of Item 4 of Schedule 14A promulgated under the Exchange Act, the Marcato Parties and the Nominees may be considered participants in the solicitation.

Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, internet, in person and by advertisements. All written soliciting materials, including any emails or scripts to be used in soliciting proxies, will be filed by Marcato under the cover of Schedule 14A on the date of first use. Solicitations may also be made by certain of the respective partners, directors, officers, members and employees of the members of Marcato, none of whom will, except as described in Annex A attached hereto or elsewhere in this proxy statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as Nominees.

Innisfree has been retained to provide solicitation and advisory services in connection with the 2017 Annual Meeting. Innisfree will receive a fee in an amount not to exceed $400,000 and reimbursement of reasonable documented out-of-pocket expenses for its services to Marcato in connection with the solicitation. Approximately 35 people may be employed by Innisfree to solicit proxies from the Shareholders for the 2017 Annual Meeting. Marcato Capital has agreed to indemnify Innisfree in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares of Common Stock held as of the Record Date. Marcato Capital will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The entire expense of soliciting proxies for the 2017 Annual Meeting by Marcato or on behalf of the Participants is being borne by Marcato. Marcato will seek reimbursement of such costs from the Company. Marcato anticipates that the total expenses that it will incur in furtherance of, or in connection with, the solicitation of proxies for the 2017 Annual Meeting will be approximately $[●]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, Marcato has incurred approximately $[●] of solicitation expenses.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Annex A hereto includes information pertaining to the Participants, including, as applicable, the name, present principal occupation or employment, business address, and certain other information with respect to the Participants.

CERTAIN RELATIONSHIPS WITH THE COMPANY

Information as to any substantial interest, direct or indirect, by security holdings or otherwise of the Participants with respect to the Nomination Proposal or the approval of the Shareholder Proposal is set forth herein. Except as otherwise set forth herein and in Annex A, which is incorporated herein by reference, none of the Participants beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company.

As of the date hereof and as of the Record Date, Marcato International is the direct record owner of [2,000] shares of Common Stock and the beneficial owner of [950,000] shares of Common Stock, which together represents approximately [5.4]% of the outstanding shares of Common Stock (based on information disclosed in the Company’s Annual Report on Form 10-K regarding the number of outstanding shares of Common Stock on February 9, 2017).

In addition, Marcato Capital and Mr. McGuire may each be deemed to be the beneficial owners of [982,600] shares of Common Stock constituting [5.6]% of the outstanding shares of Common Stock (based on information disclosed in the Company’s Annual Report on Form 10-K regarding the number of outstanding shares of Common Stock on February 9, 2017). Marcato International may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) [950,000] Shares, constituting [5.4]% of the outstanding shares of Common Stock and, therefore, may be deemed to be the beneficial owner of such shares of Common Stock. Marcato Special Opportunities Fund may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) [32,600] Shares constituting [0.2]% of the outstanding shares of Common Stock and, therefore, may be deemed to be the beneficial owners of such shares of Common Stock. Marcato Capital, as the investment manager of Marcato International and Marcato Special Opportunities Fund may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, may be deemed to be the beneficial owner of such shares of Common Stock. By virtue of Mr. McGuire’s position as managing partner of Marcato Capital, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Marcato Shares and, therefore, Mr. McGuire may be deemed to be the beneficial owner of the Marcato Shares.

The amount of each class of securities of the Company which each of the Participants own beneficially, directly or indirectly, is set forth below:

Name	Beneficial Ownership
Marcato International Master Fund Ltd.	[950,000] shares of Common Stock
Marcato Capital Management LP	[982,600] shares of Common Stock
Marcato Special Opportunities Master Fund LP	[32,600] shares of Common Stock
Scott O. Bergren	[0] shares of Common Stock
Richard T. McGuire III	[982,600] shares of Common Stock
Sam Rovit	[0] shares of Common Stock
Emil Lee Sanders	[0] shares of Common Stock

The date of purchase and number of shares of Common Stock purchased are set forth in Annex A to this proxy statement. Other than as disclosed in Annex A, Marcato International and the other Participants have not effected any transaction in securities of the Company in the past two years. Other than as disclosed herein, none of the Participants owns any securities of the Company of record but not beneficially. Other than as disclosed herein, as of the date hereof, no part of the purchase price or market value of any of the shares of Common Stock owned by Marcato is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such shares of Common Stock.

As reflected in more detail in Annex A, within the past year, certain of the Marcato Parties have been party to options to purchase shares of Common Stock pursuant to various American-style call options (which, as indicated on Annex A, were bought by the Marcato Parties, and which required the other counterparty thereto to sell and permitted the relevant Marcato Party to acquire such shares of Common Stock when exercised) each with a strike price of $114 and exercisable through December 21, 2017. As of the date hereof, the Marcato Parties are not party to any options to purchase shares of Common Stock.

As reflected in more detail in Annex A, within the past year, certain of the Marcato Parties have been party to options to sell shares of Common Stock pursuant to various European-style put options (which, as indicated on Annex A, were sold by the Marcato Parties, and which permit the other counterparty thereto to sell and require the relevant Marcato Party to acquire such shares of Common Stock if exercised) each with a strike price of $114 and exercisable on December 17, 2017. As of the date hereof, the Marcato Parties are not a party to any options to sell shares of Common Stock.

Mr. McGuire could be considered to have an indirect interest in the Nomination Proposal and the Shareholder Proposal. Mr. McGuire is the managing partner of Marcato Capital, which is the investment manager of Marcato International and Marcato Special Opportunities Fund. Through this role, Mr. McGuire controls the investment and voting decisions of Marcato International and Marcato Special Opportunities Fund with respect to any securities held by Marcato International and Marcato Special Opportunities Fund, including any shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund. Marcato Capital is, pursuant to an investment management agreement with Marcato International and Marcato Special Opportunities Fund, entitled to management fees that are customary in the investment management industry from Marcato International and Marcato Special Opportunities Fund, which fees are based in part on the value of Marcato International’s and Marcato Special Opportunities Fund’s investment portfolios, of which shares of Common Stock form a part as of the date of this proxy statement. An entity controlled by Mr. McGuire is also entitled to performance-based fees that are customary in the investment management industry from Marcato International and Marcato Special Opportunities Fund, which are based on the increase in value of Marcato International’s and Marcato Special Opportunities Fund’s investment portfolios, of which shares of the Company form a part as of the date of this proxy statement. Mr. McGuire is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal and the Shareholder Proposal.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive from Marcato for serving as a nominee and from the Company as a director, if elected to the Board, and each as described elsewhere in this proxy statement. Marcato expects that the Nominees, if elected, will be indemnified for service as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Bylaws and the Charter. Marcato also believes that, upon election, the Nominees will be covered by the Company’s officer and director liability insurance.

Other than as set forth in this proxy statement or in Annex A hereto, after reasonable inquiry, none of Marcato or the other Participants, including the Nominees, nor any of their respective associates or majority-owned subsidiaries, is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

Other than as set forth in this proxy statement or in Annex A hereto, after reasonable inquiry, no Participant, and no associate of any Participant, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company, nor has any Participant purchased or sold any securities of the Company within the last two years. Set forth in Annex A hereto are transactions in the Company’s securities effected by each of the Participants within the past two years.

Other than as set forth in this proxy statement or in Annex A hereto, no Participant and no associate of any Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000.

Other than as set forth in this proxy statement or in Annex A hereto, there are no material proceedings in which the Nominees or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such Nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

There exist no family relationships between any Nominee and any director or executive officer of the Company.

None of the Nominees is a current or former officer of the Company and none of the Nominees was an employee of the Company during fiscal year 2016. During fiscal year 2016, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity of which any Nominee was an executive officer. There exist no interlocking relationships that would have required disclosure under Item 407(e)(4) of Regulation S-K, had the Nominees been directors of the Company.

CERTAIN ADDITIONAL INFORMATION

Please refer to the Company’s proxy statement (when it becomes available) and annual report for certain information and disclosure required by applicable law. This information and disclosure includes, among other things, securities of the Company held by the Company’s directors, nominees, management and 5% Shareholders, certain biographical information on the Company’s directors and executive officers, information concerning all matters requiring the approval of Shareholders, including the election of directors, information concerning executive compensation, information concerning the Company’s procedures for nominating directors, information concerning the committees of the Company’s Board and other information concerning the Company’s Board, information on how to obtain directions to be able to attend the 2017 Annual Meeting and vote in person and procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Shareholders must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for that meeting is also contained in the Company’s proxy statement. This information is contained in the Company’s public filings and Shareholders should refer to the Company’s proxy statement (when it becomes available) and its other public filings in order to review this disclosure.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple Shareholders in your household. We will promptly deliver a separate copy of the document to you if you write or call our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Shareholders may call toll-free at (888) 750-5834. Banks and Brokers may call collect at (212) 750-5833. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

This proxy statement is dated [●], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to Shareholders shall not create any implication to the contrary.

You are advised to read this proxy statement and other relevant documents when they become available because they will contain important information. You may obtain a free copy of this proxy statement and other relevant documents that we file with the SEC at the SEC’s website at www.sec.gov or www.WinningAtWildWings.com or by calling Innisfree at the address and phone number indicated above.

Please refer to the Company’s proxy statement (when it becomes available) and annual report filed with the SEC for certain additional information and disclosure required to be made by the Company in connection with the 2017 Annual Meeting and in accordance with applicable law.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF OUR NOMINEES AND TO GRANT AUTHORITY TO VOTE FOR THE COMPANY’S NOMINEES OTHER THAN [●], [●], [●] AND [●] AND “FOR” THE REPEALING OF ANY PROVISION OF OR AMENDMENT TO THE BYLAWS ADOPTED BY THE BOARD SUBSEQUENT TO MAY 21, 2009 (THE DATE OF THE LAST BYLAW AMENDMENT PUBLICLY AVAILABLE), AND PRIOR TO THE APPROVAL OF THIS RESOLUTION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14a-5(c). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. THE INFORMATION CONCERNING THE COMPANY CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM, OR IS BASED UPON, PUBLICLY AVAILABLE DOCUMENTS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. ALTHOUGH WE HAVE NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO THE COMPANY CONTAINED IN THIS PROXY STATEMENT, IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION, ARE INACCURATE OR INCOMPLETE, TO DATE WE HAVE NOT HAD ACCESS TO THE BOOKS AND RECORDS OF THE COMPANY, WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS AND ARE NOT IN A POSITION TO VERIFY SUCH INFORMATION AND STATEMENTS. ALL INFORMATION RELATING TO ANY PERSON OTHER THAN THE PARTICIPANTS IS GIVEN ONLY TO OUR KNOWLEDGE. SEE ANNEX C FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

[●], 2017

Thank you for your support.

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO CAPITAL MANAGEMENT LP

MARCATO SPECIAL OPPORTUNITIES MASTER FUND

LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

ANNEX A

INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Marcato Capital Management LP, Marcato International Master Fund Ltd., Marcato Special Opportunities Master Fund LP (collectively, “Marcato”) and Scott O. Bergren, Richard T. McGuire, Sam Rovit and Emil Lee Sanders (collectively, the “Nominees”) comprise the “Participants” in the solicitation of proxies from the holders (the “Shareholders”) of common stock, no par value, of the Company (the “Common Stock”) to vote in favor of the election of the Nominees to serve as directors on the board of directors (the “Board”) of Buffalo Wild Wings, Inc. (the “Company”) and to grant authority to vote for the Company’s nominees other than [●], [●], [●] and [●], to vote in favor of repealing of any provision of or amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) adopted by the Board, subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly available), and prior to the 2017 Annual Meeting, without the approval of the shareholders of the Company, to vote [in favor of][against] the appointment of the independent accountants, to vote in favor of, on an advisory basis, the annual frequency of future “say on pay” votes on the Company’s executive compensation and to vote [in favor of][against] the Company’s proposal to approve, on an advisory basis, the Company’s executive compensation, in each case as described further in this proxy statement. Information regarding the participants in the solicitation is set forth below. The terms “associate,” “affiliate” and “participant” used in connection with the statements in this Annex A have the meaning ascribed to them in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except as described herein or in the proxy statement, none of the Participants beneficially own any securities of the Company or have any personal ownership interest, direct or indirect, in any securities of the Company. Set forth in this Annex A are transactions in the Company’s securities effected by the Participants hereto within the past two years. Marcato used its own assets and assets under its management to purchase the shares of Common Stock beneficially owned by them and Mr. McGuire (collectively, the “Marcato Parties”). The shares of Common Stock owned by the Marcato Parties have been held in brokerage custodian accounts which, from time to time in the ordinary course, may have utilized margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares of Common Stock may thereby have been subject to the terms and conditions of such margin debt and terms, together with all other securities held therein. No shares of Common Stock are currently held by any Participant other than the Marcato Parties in accounts utilizing margin borrowing. Except as described herein or in the proxy statement, as of the date hereof, no part of the purchase price or market value of any of the shares of Common Stock held by the Marcato Parties is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such shares of Common Stock.

During the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Except as described herein or in the proxy statement, no Participant is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

Except as described herein or in the proxy statement, no Participants is the record or beneficial owner of any securities of the Company, or any parent or subsidiary of the Company.

None of the Nominees has been involved in any legal proceedings during the past ten years that would be required to be disclosed under Item 401(f) of Regulation S-K promulgated under the Exchange Act and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company.

PERSONS MAKING THE SOLICITATION AND OTHER PARTICIPANTS:

The name, principal business address and the principal occupation or employment of the Marcato Parties and the other Participants is set forth below.

MARCATO CAPITAL MANAGEMENT LP

Marcato Capital Management LP is a Delaware limited partnership whose principal business address is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111. The principal business of Marcato Capital Management LP is to act as investment manager and provide administrative and management services to Marcato International Master Fund Ltd.

MARCATO INTERNATIONAL MASTER FUND LTD.

Marcato International Master Fund Ltd. is a Cayman Islands exempted company whose principal business address is c/o Marcato Capital Management LP, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111. The principal business of Marcato International Master Fund Ltd. is to purchase, sell, trade and invest in securities.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

Marcato Special Opportunities Master Fund LP is a Cayman Islands limited partnership whose principal business address is c/o Marcato Capital Management LP, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111. The principal business of Marcato Special Opportunities Master Fund LP is to purchase, sell, trade and invest in securities.

SCOTT O. BERGREN

Scott O. Bergren, a United States citizen, is the former Chief Executive Officer of YUM! Brands’ Pizza Hut brand and business. Mr. Bergren’s principal business address is 1717 Arts Plaza #2009, Dallas, TX 75201.

RICHARD T. MCGUIRE III

Richard T. McGuire III, a United States citizen, is the founder and managing partner of Marcato Capital Management LP, the investment manager of Marcato International Master Fund Ltd. Mr. McGuire’s principal business address is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

SAM ROVIT

Sam Rovit, a United States citizen, is the President and Chief Executive Officer of CTI Foods. Mr. Rovit’s principal business address is 22303 Hwy 95, Wilder, ID 83676.

EMIL LEE SANDERS

Emil Lee Sanders, a United States citizen, is the Managing General Partner at Rocket Chicks, LP. Mr. Sanders’s principal business address is 4434 Rawlins Street, Dallas, TX 75219.

TRANSACTIONS IN THE SECURITIES OF THE COMPANY:

Other than as set forth herein, no Participant is the record or beneficial owner of any securities of the Company, or any parent or subsidiary of the Company.

Other than as set forth herein, no Participant has effected any transactions in any securities of the Company in the last two years.

As of the date hereof, Marcato International is the holder of record of [2,000] shares of Common Stock and the beneficial owner of [950,000] shares of Common Stock; Marcato Special Opportunities Fund is the beneficial owner of [32,600] shares of Common Stock. Marcato Capital and Mr. McGuire are the beneficial owners of [982,600] shares of Common Stock; Messrs. Bergren, Rovit and Sanders are the holders of record and beneficial owners of no shares of Common Stock.

Marcato International Master Fund Ltd.

Trade Date	Buy/Sell	Trade Quantity[1]	Security Description
05/06/2016	Buy	43,177	Common Stock
05/09/2016	Buy	43,665	Common Stock
05/10/2016	Buy	24,088	Common Stock
05/11/2016	Buy	149,077	Common Stock
05/12/2016	Buy	37,305	Common Stock
05/13/2016	Buy	31,849	Common Stock
05/16/2016	Buy	29,449	Common Stock
05/17/2016	Buy	40,724	Common Stock
05/18/2016	Buy	28,214	Common Stock
06/20/2016	Buy	46,641	Common Stock
06/21/2016	Buy	86,196	Common Stock
06/21/2016	Buy	352,682	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(352,682)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(352,682)	Common Stock
06/22/2016	Buy	62,080	Common Stock
06/23/2016	Buy	12,362	Common Stock
06/24/2016	Buy	282,145	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(282,145)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(282,145)	Common Stock
07/22/2016	Buy	35,968	Common Stock
09/12/2016	Buy	634,827	Common Stock[2]
09/12/2016	Sell	(100)	Common Stock
10/03/2016	Sell	(7,200)	Common Stock
11/01/2016	Buy	3,348	Common Stock
01/03/2017	Buy	283,057	Common Stock

[1]	Number of shares of Common Stock with respect to options indicates number of shares of Common Stock underlying options.
[2]	Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.

Marcato Special Opportunities Master Fund LP

Trade Date	Buy/Sell	Trade Quantity	Security Description
02/15/2017	Buy	25,500	Common Stock
02/16/2017	Buy	600	Common Stock
03/01/2017	Buy	6,500	Common Stock

In connection with an internal restructuring (the “Restructuring”) resulting in the transfer of the direct ownership of shares of Common Stock from other affiliated funds to Marcato International, (a) on December 30, 2016, (i) Marcato II, L.P. contributed all of its 26,270 shares of Common Stock to Marcato, L.P., (ii) Marcato, L.P. issued limited partnership interests in exchange for such shares of Common Stock and (iii) Marcato II, L.P. distributed such interests to its limited partners in-kind and such limited partners became limited partners of Marcato, L.P. and (b) on January 3, 2017, Marcato, L.P. contributed all of its 283,057 shares of Common Stock (which shares of Common Stock include all 100 shares of Common Stock previously held by its wholly-owned subsidiary, Marcato NY LLC and all 26,270 shares of Common Stock previously held by Marcato II, L.P.) to Marcato International, in exchange for shares of Marcato International. The Restructuring did not constitute a change in numbers of shares of Common Stock beneficially owned by either Marcato Capital or Mr. McGuire. Set forth below are the transactions in the securities of the Company effectuated by Marcato, L.P., Marcato II, L.P. and Marcato NY LLC prior to the Restructuring.

Marcato, L.P.

Trade Date	Buy/Sell	Trade Quantity[1]	Security Description
05/06/2016	Buy	16,661	Common Stock
05/09/2016	Buy	16,849	Common Stock
05/10/2016	Buy	9,296	Common Stock
05/11/2016	Buy	57,528	Common Stock
05/12/2016	Buy	14,395	Common Stock
05/13/2016	Buy	12,291	Common Stock
05/16/2016	Buy	11,364	Common Stock
05/17/2016	Buy	15,716	Common Stock
05/18/2016	Buy	10,888	Common Stock
06/20/2016	Buy	17,999	Common Stock
06/21/2016	Buy	33,262	Common Stock
06/21/2016	Buy	136,098	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(136,098)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(136,098)	Common Stock
06/22/2016	Buy	23,957	Common Stock
06/23/2016	Buy	4,770	Common Stock
06/24/2016	Buy	108,878	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(108,878)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(108,878)	Common Stock
07/22/2016	Buy	10,764	Common Stock
09/12/2016	Buy	244,976	Common Stock[2]
10/03/2016	Buy	4,656	Common Stock
11/01/2016	Sell	(3,609)	Common Stock
01/03/2017	Buy	26,270	Common Stock

[1]	Number of shares of Common Stock with respect to options indicates number of shares of Common Stock underlying options.
[2]	Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.

Marcato II, L.P.

Trade Date	Buy/Sell	Trade Quantity[1]	Security Description
05/06/2016	Buy	1,374	Common Stock
05/09/2016	Buy	1,389	Common Stock
05/10/2016	Buy	766	Common Stock
05/11/2016	Buy	4,742	Common Stock
05/12/2016	Buy	1,187	Common Stock
05/13/2016	Buy	1,013	Common Stock
05/16/2016	Buy	937	Common Stock
05/17/2016	Buy	1,296	Common Stock
05/18/2016	Buy	898	Common Stock
06/20/2016	Buy	1,485	Common Stock
06/21/2016	Buy	2,742	Common Stock
06/21/2016	Buy	11,220	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(11,220)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/21/2016	Sell	(11,220)	Common Stock
06/22/2016	Buy	1,975	Common Stock
06/23/2016	Buy	393	Common Stock
06/24/2016	Buy	8,977	OTC American Call Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(8,977)	OTC European Put Option; Strike $114; Exp. 12/21/2017
06/24/2016	Sell	(8,977)	Common Stock
07/22/2016	Buy	3,268	Common Stock
09/12/2016	Buy	20,197	Common Stock[2]
10/03/2016	Buy	2,544	Common Stock
11/01/2016	Buy	261	Common Stock

[1]	Number of shares of Common Stock with respect to options indicates number of shares of Common Stock underlying options.
[2]	Represents the exercise of certain call options and corresponding acquisition of underlying Common Stock.

Marcato NY LLC

Trade Date	Buy/Sell	Trade Quantity	Security Description
09/12/2016	Buy	100	Common Stock

Transactions by Nominees

The transactions with respect to which Mr. McGuire may be deemed to be a beneficial owner by virtue of his position with Marcato Capital have been set forth above.

Mr. Bergen has had no transactions with respect to the Company’s securities during the past two years.

Mr. Rovit has had no transactions with respect to the Company’s securities during the past two years.

Mr. Sanders has had no transactions with respect to the Company’s securities during the past two years.

ANNEX B

FORM OF ENGAGEMENT AND INDEMNIFICATION AGREEMENT

ENGAGEMENT AND INDEMNIFICATION AGREEMENT, dated as of January 31, 2017 (this “Agreement”), by and between Marcato Capital Management, LP on behalf of the funds it advises (“Marcato”) and [    ] (“Nominee”).

WHEREAS, Marcato has asked Nominee, and Nominee has agreed, to be (i) a member of the slate of nominees (the “Slate”) of Marcato for election to the Board of Directors (the “Board of Directors”) of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), at the 2017 annual meeting of shareholders of the Company (including any adjournments or postponements thereof) (the “Annual Meeting”) and/or at any special meeting of the shareholders of the Company (including any adjournments or postponements thereof) (a “Special Meeting”) and (ii) named as such in the proxy soliciting materials related to the Annual Meeting and/or a Special Meeting;

WHEREAS, Marcato may solicit proxies from the shareholders of the Company in support of Nominee’s election as a director of the Company at the Annual Meeting and/or a Special Meeting (the “Solicitation”); and

WHEREAS, Nominee has agreed to serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means.

NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of Marcato that Nominee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Claim” means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal, investigative or other), whether instituted by Marcato, the Company or any other party, or any inquiry or investigation that Nominee in good faith believes might lead to the institution of any such action, suit or proceeding.

“Expenses” means all reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket fees, costs, and expenses paid or incurred in connection with the Solicitation or related matters, as applicable, including without limitation, investigating, defending or participating in (as a party, witness or otherwise, including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event, including the reasonable out-of-pocket costs and expenses of Nominee incurred in connection with seeking enforcement of this Agreement in the event that Nominee is successful in such enforcement action, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in any information provided by Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

“Indemnifiable Event” means any event or occurrence arising out of, or any action taken or omitted to be taken in connection with, the Solicitation or being a member of the Slate, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

“Loss or Losses” means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Losses), in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

2. Agreement to be Named and Serve; Consideration. Nominee hereby agrees to (a) be a nominee for election to the Board of Directors of the Company at the Annual Meeting and/or a Special Meeting, (b) be named as such in the proxy soliciting materials related to the Annual Meeting and/or a Special Meeting, (c) serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means, (d) devote the time and energy necessary to participate in the Solicitation as requested by Marcato, subject to reasonable attempts to accommodate Nominee’s other professional responsibilities and avoid conflicts with Nominee’s pre-existing schedule, by Nominee making him or herself available to attend and participate in meetings with, interviews with and presentations to shareholders, analysts, fund managers, representatives of nominee holders, proxy advisory firms, members of the media, and other persons Marcato may reasonably request in connection with the Solicitation, the election of the Slate or any shareholder resolutions Marcato may determine to bring before the Company’s shareholders in connection with the Solicitation and (e) subject to Section 4 below, reasonably cooperate with Marcato in connection with any litigation or investigation arising out of or related to the Solicitation, including the nomination of the Slate, and subject to reasonable attempts to accommodate Nominee’s other professional responsibilities and avoid conflicts with Nominee’s pre-existing schedule, to be reasonably available to respond to and participate as reasonably necessary in any such action or investigation. Marcato will pay Nominee $25,000 upon execution of this Agreement and, if Nominee serves on the Slate and does not withdraw, Marcato will pay Nominee $25,000 upon the earlier to occur of (i) Nominee’s election to the Board of Directors by the Company’s shareholders, (ii) Nominee’s appointment to the Board of Directors pursuant to an agreement between the Company and Marcato or (iii) Nominee not being elected as a director of the Company following a Solicitation in which Marcato nominated (and did not withdraw) Nominee for election to the Company’s Board of Directors. Except as set forth herein, the parties hereto agree that Nominee shall not be entitled to receive any cash or other consideration from Marcato in respect of Nominee’s agreements contained herein, whether or not Nominee is elected to the Board of Directors of the Company.

3. Questionnaires; Disclosure of Information. Nominee hereby agrees (a) to promptly complete and sign the initial and supplemental written questionnaires requesting information relating to Nominee’s background and qualifications (the “Questionnaires”) and the incorporated written representation and agreement contained in the supplemental written questionnaire (the “Representation and Agreement”), each in the form provided by the Company to Marcato pursuant to Section 2.9(D) of Article II of the Company’s bylaws, (b) that Nominee’s responses in the Questionnaires and the representations made in the Representation and Agreement will be true, complete and correct in all material respects and will not omit any material information, (c) that Nominee will provide true and complete information concerning such other matters as are required or customary to be disclosed regarding Nominee, his or her nomination to the Board of Directors or the Solicitation under (i) the Company’s bylaws or (ii) pursuant to the rules and regulations contained in the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, (d) that Nominee will promptly provide any additional information as may be requested by Marcato, such information to be true and correct and not omit any material information, and (e) that Nominee will promptly notify Marcato of any changes or updates to any information provided by Nominee to Marcato pursuant to this Section 3. Nominee further agrees that Marcato may forward the Representation and Agreement and the Questionnaires to the Company, and Marcato may at any time, in its discretion, publicly disclose such information, as well as the existence and contents of this Agreement. Furthermore, Nominee understands that Marcato may elect, at its expense, to conduct a background and reference check of Nominee and Nominee agrees to complete and execute any necessary authorization forms or other documents required in connection therewith.

4. Indemnification.

(a) In the event Nominee was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event, Marcato, to the fullest extent permitted by applicable law, shall indemnify and hold harmless Nominee from and against any and all Losses suffered, incurred or sustained by Nominee or to which Nominee becomes subject, arising out of such Claim (it being understood and agreed that except as provided in Section 4(c) with respect to Expenses, reimbursements of any such Losses payable hereunder shall be made as soon as practicable but in any event no later than 30 days after written request is made to Marcato accompanied by supporting documentation).

Nominee shall give Marcato prompt written notice of any Claim (accompanied by such reasonable supporting documentation as may be in Nominee’s possession) as soon as Nominee becomes aware thereof.

(b) In the case of the commencement of any Claim against Nominee in respect of which he or she may seek indemnification from Marcato hereunder, Marcato will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such Claim. In addition, Marcato shall have the right to assume control of the defense of such Claim with counsel chosen by Marcato. To the extent that Marcato may wish to assume the defense of any Claim against Nominee in respect of which Nominee may seek indemnification from Marcato hereunder, Marcato shall provide Nominee with written notice of Marcato’s election to assume the defense of such Claim. From and after such election by Marcato to assume defense of a Claim, Marcato will not be liable to Nominee under this Agreement for any Expenses subsequently incurred by Nominee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder Marcato shall not have timely assumed the defense thereof with counsel reasonably satisfactory to Nominee, or Nominee shall have been advised by his or her independent counsel in writing that it would constitute a conflict of interest for the same counsel to represent both Nominee and Marcato in such action, or if Nominee has been advised by independent counsel that Nominee has separate or additional defenses than those available to Marcato with regard to such action, Nominee shall have the right to employ his or her own counsel reasonably satisfactory to Marcato in such action, in which event Marcato shall pay directly or reimburse Nominee for any costs not paid directly for all reasonable out-of-pocket legal fees and expenses incurred by Nominee in connection with the defense thereof; provided, however, that Marcato shall be obligated to pay for only one firm to serve as counsel for all of Marcato’s nominees for election to the Board of Directors. Nominee shall not settle any action without the prior written consent of Marcato, which consent shall not be unreasonably delayed or withheld. Marcato shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on Nominee, or would contain language (other than a recitation of any amounts to be paid in settlement) that could reasonably be viewed as an acknowledgment of wrongdoing on the part of Nominee, without Nominee’s prior written consent (which consent shall not be unreasonably withheld).

(c) Nominee’s right to indemnification pursuant to this Section 4 shall include the right of Nominee to be advanced by Marcato any Expenses incurred in connection with any Indemnifiable Event as such expenses are incurred by Nominee; provided, however, that all amounts advanced in respect of such Expenses shall be promptly repaid to Marcato by Nominee to the extent it shall ultimately be determined in a final judgment by a court of competent jurisdiction that Nominee is not entitled to be indemnified for or advanced such Expenses. The indemnification and reimbursement arrangements contemplated herein shall only take effect if Nominee is publicly named as a member of the Slate.

(d) Notwithstanding any other provision of this Agreement to the contrary, the indemnity and expense reimbursement obligations of Marcato provided by this Agreement will not apply to any event or occurrence (i) prior to the date hereof or subsequent to the conclusion of the Solicitation or such earlier time as Nominee is no longer a member of the Slate, or (ii) relating to or directly or indirectly arising out of Nominee’s service as a director of the Company.

5. Publicity. From and after the date hereof until the date on which Nominee is elected or appointed to serve as a Director, Nominee shall coordinate with Marcato with respect to Nominee’s public disclosures regarding the Solicitation, including press releases, public announcements and statements or disclosures to the media concerning this Agreement, the Solicitation or any of the matters contemplated hereby by using commercially reasonable efforts to notify Marcato with respect to any planned media engagements, and to the extent feasible, to coordinate with Marcato on the text of such disclosures or topics to be discussed in connection with such engagements.

6. No Agency. Each of Marcato and Nominee acknowledges that Nominee is not acting as an agent of Marcato or in a fiduciary capacity with respect to Marcato and that Nominee is not assuming any duties or obligations to Marcato other than those expressly set forth in this Agreement. Nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency and nothing contained herein shall entitle Nominee to any compensation from Marcato. Each of Marcato and Nominee further acknowledges that, should Nominee be elected to the Board of Directors of the Company, Nominee will be acting as a director of the Company, on behalf of the Company and all of its shareholders, independent of and not controlled by Marcato, and all of Nominee’s activities and decisions as a director of the Company will be governed by applicable law and subject at all times to his or her fiduciary duties to the Company and its shareholders. Nothing in this Agreement is intended to or shall govern or restrict Nominee’s decisions or conduct as a Company director, which shall be based on Nominee’s independent business judgment. Each of Marcato and Nominee further acknowledges that there is no agreement between or among them regarding the voting or holding of any shares of the Company.

7. Amendment, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any such rights, or any partial or defective exercise of any such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one party of any breach of this Agreement by another party shall not be deemed a waiver of any other prior or subsequent breach of this Agreement.

8. Subrogation. In the event of payment under this Agreement, Marcato shall be subrogated to the extent of such payment to all of the rights of recovery of Nominee, and Nominee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Marcato effectively to bring suit to enforce such rights.

9. No Duplication of Payments. Marcato shall not be liable under this Agreement to make any payment in connection with a Claim made against Nominee to the extent Nominee has otherwise actually received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable hereunder. In addition, Nominee shall be required to reimburse Marcato for any indemnification payments made to Nominee by Marcato for any Losses to the extent that Nominee subsequently receives payment of such amounts from another source.

10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party,

if to Marcato, to:

Marcato Capital Management LP

Four Embarcadero Center, Suite 2100

San Francisco, CA 94111

Attn: Richard T. McGuire III

Fax: (415) 796-6388

with a copy to (which copy shall not constitute notice hereunder):

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attn: Richard M. Brand, Esq.

         Joshua A. Apfelroth, Esq.

Fax: (212) 504-6666

if to Nominee, to:

[                    ]

[                    ]

Attn: [           ]

with a copy to (which copy shall not constitute notice hereunder):

Kasowitz, Benson, Torres & Friedman LLP

1633 Broadway

New York, New York 10019

Attn: Marc E. Kasowitz, Esq.

         Albert S. Mishaan, Esq.

Fax: (212) 506-1800

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereby given in accordance with this Section 10. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 10.

11. Termination. This Agreement shall automatically terminate on the earliest to occur of (a) the completion of an unsuccessful Solicitation and (b) Nominee’s election to the Board of Directors; provided, that Marcato may terminate this Agreement at any time upon written notice to Nominee; provided, further, that Marcato’s obligations with respect to advancement, reimbursement and indemnification hereunder and Nominee’s obligations with respect to non-disclosure, advancement, reimbursement and indemnification hereunder shall each remain in full force and effect and survive the termination of this Agreement.

12. Nominee Acknowledgement. Nominee acknowledges that Marcato shall be under no obligation to nominate Nominee for election. Nominee acknowledges that Marcato will rely upon information provided by Nominee for purposes of preparing submissions to the Company, proxy solicitation materials and other public disclosure.

13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the state courts of the State of New York located in New York County, or in the United States District Court for the Southern District of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 10, such service to become effective ten days after such mailing.

14. Execution by Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile or PDF.

15. Expense Reimbursement. Marcato hereby agrees to reimburse Nominee for his or her reasonable, documented, out-of-pocket expenses incurred as a result of being a member of the Slate, including, without limitation, reimbursement for reasonable out-of-pocket travel expenses; provided, that Nominee hereby agrees that in the event Nominee reasonably determines that he or she needs to retain legal counsel to represent Nominee in connection with being a member of the Slate (other than in connection with a claim for indemnification, which is addressed in Section 4) he or she will employ counsel selected by Marcato and reasonably satisfactory to Nominee. Should Nominee be elected to the Board of Directors of the Company, other than as expressly set forth herein, Marcato will not be liable for any expenses or any other liabilities incurred by Nominee during the period following election to the Board of Directors of the Company.

16. Non-Disclosure. Nominee acknowledges and agrees to hold in strict confidence and will not use nor disclose to third parties information Nominee receives from Marcato or any of its agents or representatives or information developed by Nominee based upon such information Nominee receives from Marcato or any of its agents or representatives, except for (a) information which was public at the time of disclosure or becomes part of the public domain without disclosure by Nominee, (b) information which Nominee learns from a third party (other than Marcato or its agents or representatives) which does not have a legal, contractual or fiduciary obligation of confidentiality to Marcato or its agents or representatives, (c) following Nominee’s election as a director of the Company, information which is necessary for Nominee to disclose in order to comply with Nominee’s fiduciary duties under applicable law or (d) information which is required to be disclosed by applicable law; provided, that in the event of any required disclosure pursuant to this clause (d), Nominee hereby agrees to use commercially reasonable efforts to notify Marcato promptly so that Marcato may seek a protective order or other appropriate remedy or, in Marcato’s sole discretion, waive compliance with the terms of this Section 16; provided, further, that in the event that no such protective order or other remedy is obtained, or that Marcato waives compliance with the terms of this Section 16, Nominee further agrees to furnish only that portion of the confidential information which Nominee is advised by counsel is legally required and will cooperate with Marcato’s efforts, without incurring any monetary expense, to obtain assurance that confidential treatment will be accorded to the confidential information. Nominee further agrees not to (i) make any public communication relating to the Solicitation without the prior permission of Marcato and (ii) stand for election through nomination by the Company or any other shareholder of the Company (other than Marcato), as director of the Company without the prior permission of Marcato. Nothing in this paragraph shall constrain Nominee’s communications with his or her counsel, or prevent Nominee from disclosing information to his or her counsel.

17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

18. Headings. The headings used herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

19. Warranty of Authority. Each person executing this Agreement represents and warrants that he or she has full authority to sign this Agreement on behalf of the party for which he or she is acting and that the parties will thereby be fully bound by the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. Remedies. Nominee hereby acknowledges that money damages would be both difficult to calculate and speculative and an insufficient remedy for any breach of Nominee obligations in Sections 2, 3, 4, 5 and/or 16 and that any such breach would cause Marcato irreparable harm. Accordingly, Nominee also agrees that in the event of any breach or threatened breach of Sections 2, 3, 4, 5 and/or 16 Marcato, in addition to any other remedies at law or in equity it may have, shall be entitled to equitable relief, including injunctive relief and specific performance, without the requirement of posting a bond or other security or proof of actual damages.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARCATO CAPITAL MANAGEMENT LP on behalf of the funds it advises

By:	Marcato Holdings LLC, its General Partner

By:
Name:	Richard T. McGuire III
Title:	Authorized Person

Name: [Nominee]

ANNEX C

Beneficial Ownership of Common Stock

[To Come]

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:
Vote by Internet
Please access https://www.proxyvotenow.com/[ ] (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.
Vote by Telephone
Please call toll-free in the U.S. or Canada at [            ], on a touch-tone telephone. (If outside the U.S. or Canada, call [            ].) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.
CONTROL NUMBER:
You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
Vote by Mail
Please complete, sign, date and return the proxy card in the envelope provided to: Marcato International Master Fund Ltd., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box [            ], New York, NY 10150-[            ].
6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6
To vote, mark blocks X below in blue or black ink as follows
MARCATO RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE DIRECTORS SET FORTH BELOW: MARCATO RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 BELOW:
Proposal 1. Election of Directors. Nominees: (01) Scott O. Bergren (02) Richard T. McGuire III Proposal 2. To approve the repealing of any provision of or FOR AGAINST ABSTAIN (03) Sam Rovit (04) Emil Lee Sanders amendment to the Bylaws adopted by the Board subsequent to May 21, 2009 (the date of the last Bylaw amendment publicly
*FOR ALL EXCEPT
FOR ALL WITHHOLD NOMINEE(S) available), and prior to the approval of this resolution, without
FOR ALL WRITTEN BELOW
the approval of the Shareholders.
Marcato intends to use this proxy to vote (i) FOR Messrs. Bergren, McGuire, Rovit and Sanders (Collectively, the MARCATO RECOMMENDS THAT YOU VOTE [FOR/AGAINST] PROPOSAL 3: “Nominees”) and (ii) for each of the persons who have been nominated by the Company to serve as directors other than [●], [●], [●] and [●]. Proposal 3. to approve the Company’s proposal to ratify the FOR AGAINST ABSTAIN Marcato is NOT seeking authority to vote for and WILL NOT exercise any authority to vote for James M. Damian, Jerry appointment of KPMG as the Company’s independent registered R. Rose, J. Oliver Maggard and Michael P. Johnson. There is no assurance that any of the Company’s nominees will public accounting firm for 2017. serve as directors if any or all of the Nominees are elected to the Board. You should refer to the proxy statement
MARCATO RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” FOR PROPOSALS 4: distributed by the Company for the names, background, qualifications and other information concerning the Company’s nominees. Proposal 4. to approve, on an advisory basis, the 1 YEAR 2 YEARS 3 YEARS ABSTAIN
(NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL Company’s frequency of future “say on pay” votes EXCEPT NOMINEE(S) WRITTEN BELOW” BOX ABOVE AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT on the Company’s executive compensation. SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN
NOMINATED BY THE COMPANY TO SERVE AS DIRECTORS OTHER THAN [●], [●], [●] TO RECOMMENDS THAT YOU VOTE [FOR/AGAINST] PROPOSALS 5: MAGGARD AND [●] BY WRITING THE NAMES OF SUCH COMPANY NOMINEES BELOW. YOUR
SHARES WILL THEN BE VOTED FOR THE REMAINING NOMINEE(S).) Proposal 5. to approve, on an advisory basis, the Company’s FOR AGAINST ABSTAIN executive compensation.
*Exceptions Other Matters: To vote in their discretion on all other matters that Marcato does not know, a reasonable time before the solicitation, are to be presented at the 2017 Annual Meeting and on which the Shareholders are entitled to vote.
Date: , 2017 Signature of Shareholder Signature of Shareholder (if held jointly)
Name and Title of Representative (if applicable)
Please sign exactly as your name appears on this proxy. If shares of Common Stock are held by joint tenants, both holders should sign. When signing as executor, administrator, attorney, trustee, guardian or other representative, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by an authorized officer. If signing on behalf of a partnership, please sign in full partnership name by an authorized person.

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE.
6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6
PRELIMINARY COPY — SUBJECT TO COMPLETION DATED MARCH 23, 2017
PROXY FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF BUFFALO WILD WINGS, INC. (the “2017 Annual Meeting”)
THIS PROXY IS SOLICITED ON BEHALF OF MARCATO INTERNATIONAL MASTER FUND LTD., MARCATO CAPITAL MANAGEMENT LP, MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP, SCOTT O.
W BERGREN, RICHARD T. McGUIRE, SAM ROVIT AND EMIL LEE SANDERS (collectively “Marcato”) AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF BUFFALO WILD WINGS, INC. (the “Board”)
H
I The undersigned shareholder of Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), hereby constitutes and appoints [ ] as proxy with full power of substitution, and hereby authorizes him to represent and T to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock registered in the name E of the undersigned, as of [ ], 2017, at the Company’s 2017 Annual Meeting of shareholders of the Company (the “Shareholders”) and at any and all adjournments or postponements thereof. Receipt of the notice of the 2017 P Annual Meeting and this proxy is hereby acknowledged.
R UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, THE ELECTION OF O MESSRS. BERGREN, MCGUIRE, ROVIT AND SANDERS AND FOR EACH OF THE COMPANY’S NOMINEES
OTHER THAN [●], [●], [●] MAGGARD AND MICHAEL P. JOHNSON AS
X
DIRECTORS, “FOR” PROPOSAL 2, THE REPEALING OF ANY PROVISION OF OR AMENDMENT TO THE Y AMENDED, RESTATED BYLAWS OF THE COMPANY (the “Bylaws”) ADOPTED BY THE BOARD
SUBSEQUENT TO MAY 21, 2009 (THE DATE OF THE LAST BYLAW AMENDMENT PUBLICLY AVAILABLE), C AND PRIOR TO THE APPROVAL OF THIS RESOLUTION, WITHOUT THE APPROVAL OF THE A SHAREHOLDERS, [“FOR”/“AGAINST”] PROPOSAL 3, FOR “ONE YEAR” ON PROPOSAL 4 AND
[“FOR”/“AGAINST”] PROPOSAL 5.
R
This proxy revokes all prior proxies given by the undersigned with respect to the 2017 Annual Meeting.
D
YOUR VOTE IS VERY IMPORTANT—PLEASE VOTE YOUR PROXY TODAY!
(continued and to be signed and dated on reverse side)